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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ACCURAY INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF
2011 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 18, 2011

To our Stockholders:

        You are cordially invited to attend the 2011 Annual Meeting of Stockholders of Accuray Incorporated, a Delaware corporation, which will be held at the offices of Gibson, Dunn & Crutcher, LLP, located at 1881 Page Mill Road, Palo Alto, California 94304 on Friday, November 18, 2011 at 9:00 am PST. We are holding the annual meeting for the following purposes:

  1.
  to elect three Class II directors named in the proxy statement to hold office until our 2014 Annual Meeting of Stockholders, or until their respective successors have been duly elected or appointed;

  2.
  to approve the performance measures available under the Accuray Incorporated 2007 Incentive Award Plan;

  3.
  to hold an advisory vote on the compensation of our named executive officers;

  4.
  to hold an advisory vote on how frequently (every one, two or three years) you prefer we conduct an advisory vote of stockholders on the compensation of our named executive officers;

  5.
  to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2012; and

  6.
  to transact any other business as may properly come before the meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or any adjournment or postponement of the meeting.

        These items of business to be transacted at the meeting are more fully described in the Proxy Statement.

        The annual meeting will begin promptly at 9:00 a.m. PST and check-in will begin at 8:30 a.m. PST. Only holders of record and beneficial owners of shares of our common stock at the close of business on September 22, 2011, the record date, are entitled to notice of, to attend and to vote at the annual meeting and any adjournments or postponements of the annual meeting. If a beneficial owners wishes to vote in person at the meeting, you must obtain a "legal proxy" from the broker, trustee or other nominee that holds your shares, giving you the right to vote your shares at the meeting.

        We are pleased to again be using the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials to their stockholders primarily over the Internet. We believe that this process should expedite stockholders' receipt of proxy materials, lower the costs of our annual meeting and help to conserve natural resources. On October 6, 2011, we mailed our stockholders a notice containing instructions on how to access our 2011 Proxy Statement (the "Proxy Statement") and 2011 Annual Report (the "Annual Report") and vote online. The notice also included instructions on how to receive a paper copy of your annual meeting materials, including the notice of annual meeting, Proxy Statement and proxy card. If you received your annual meeting materials by mail, the notice of annual meeting, Proxy Statement and proxy card were enclosed. If you received your annual meeting materials via e-mail, the e-mail contained voting instructions and links to the Annual Report and the Proxy Statement on the Internet, which are both available at https://materials.proxyvote.com/004397.

        For a period of at least 10 days prior to the annual meeting, a complete list of stockholders entitled to vote at the annual meeting will be available and open to the examination of any stockholder for any purpose germane to the annual meeting during normal business hours at our principal executive offices.

        All stockholders are cordially invited to attend the annual meeting in person. Even if you plan to attend the annual meeting, please cast your vote as instructed in the Notice of Internet Availability of Proxy Materials as promptly as possible. If you choose to receive paper copies of your proxy materials, including the proxy card, please complete, sign and date the proxy card and return it promptly in the postage-paid return envelope in order to ensure that your vote will be counted if you later decide not to, or are unable to, attend the annual meeting. Even if you have given your proxy, you may still attend and vote in person at the meeting.

By order of the Board of Directors,

Euan S. Thomson, Ph.D.
 President and Chief Executive Officer

Sunnyvale, California
October 6, 2011

i

PROXY STATEMENT FOR
ACCURAY INCORPORATED
2011 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 18, 2011

        This Proxy Statement is furnished to our stockholders of record as of September 22, 2011, the record date, in connection with the solicitation of proxies by our Board of Directors for use at our 2011 Annual Meeting of stockholders, to be held at the offices of Gibson, Dunn & Crutcher, LLP, located at 1881 Page Mill Road, Palo Alto, California 94304 on Friday November 18, 2011 at 9:00 a.m. PST. The address of our principal executive office is 1310 Chesapeake Terrace, Sunnyvale, California 94089. This Proxy Statement and the proxy card, together with a copy of our Annual Report on Form 10-K for our fiscal year ended June 30, 2011, is first being made available to our stockholders on or about October 6, 2011. Our Company's fiscal year ended on June 30, 2011.

QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION
AND VOTING AT THE ANNUAL MEETING

Why did I receive a Notice of Internet Availability of Proxy Materials?	Under rules adopted by the U.S. Securities and Exchange Commission, or SEC, we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On October 6, 2011, we mailed to our stockholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including this Proxy Statement and our Annual Report. The Notice of Internet Availability of Proxy Materials also instructs you on how to access your proxy card to vote through the Internet or by telephone.

This process is designed to expedite stockholders' receipt of proxy materials, lower the cost of the annual meeting, and help conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise. If you received your annual meeting materials via e-mail, the e-mail contained voting instructions and links to the Annual Report and the Proxy Statement on the Internet, which are both available at: https://materials.proxyvote.com/004397.

Why am I receiving access to these proxy materials?

You are receiving access to this Proxy Statement from us because you were a stockholder of record at the close of business on the record date of September 22, 2011. As a stockholder of record, you are invited to attend our annual meeting of stockholders and are entitled to vote on the items of business described in this Proxy Statement. This Proxy Statement contains important information about the annual meeting and the items of business to be transacted at the annual meeting. You are strongly encouraged to read this Proxy Statement, which includes information that you may find useful in determining how to vote.

Who is entitled to attend and vote at the annual meeting?

Only holders of record of shares of our common stock at the close of business on September 22, 2011, the record date, are entitled to notice of, to attend and to vote at the annual meeting and any adjournments or postponements of the annual meeting.

How many shares are outstanding?	On the record date, 70,371,325 shares of our common stock were issued and outstanding. Each share of common stock outstanding on the record date is entitled to one vote.
How many shares must be present or represented to conduct business at the annual meeting (that is, what constitutes a quorum)?

The presence at the annual meeting, in person or represented by proxy, of the holders of at least a majority of the shares of our common stock issued and outstanding on the record date and entitled to vote at the annual meeting will constitute a quorum for the transaction of business. If, however, a quorum is not present, in person or represented by proxy, then either the chair of the annual meeting or the stockholders entitled to vote at the annual meeting may adjourn the annual meeting until a later time.

What items of business will be voted on at the annual meeting?	The items of business to be voted on at the annual meeting are as follows:
1.

The election of three Class II directors named in the proxy statement to hold office until our 2014 Annual Meeting of Stockholders, or until their respective successors have been duly elected or appointed;

	2.	The approval of the performance measures available under the Accuray Incorporated 2007 Incentive Award Plan;
	3.	An advisory vote on the compensation of our named executive officers;
	4.	An advisory vote on how frequently (every one, two or three years) you prefer we conduct an advisory vote of stockholders on the compensation of our named executive officers;
	5.	The ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2012.
What happens if additional matters are presented at the annual meeting?

The only items of business that our Board of Directors intends to present at the annual meeting are set forth in this Proxy Statement. As of the date of this Proxy Statement, no stockholder has advised us of the intent to present any other matter, and we are not aware of any other matters to be presented at the annual meeting. If any other matter or matters are properly brought before the annual meeting, the person(s) named as your proxyholder(s) will have the discretion to vote your shares on the matters in accordance with their best judgment and as they deem advisable.

What shares can I vote at the annual meeting?

You may vote all of the shares you owned as of September 22, 2011, the record date, including shares held directly in your name as the stockholder of record and all shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, BNY Mellon Shareowner Services, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to vote in person at the annual meeting or direct the proxyholder how to vote your shares on your behalf at the annual meeting by fully completing, signing and dating the enclosed proxy card and returning it to us in the enclosed postage-paid return envelope, or by following the procedures for voting on the Internet or by phone.

Beneficial Owner. If your shares are held in a brokerage account or by a trustee or another nominee, you are considered the beneficial owner of those shares held in street name for your account, and these proxy materials are being made available to you together with a voting instruction card by your broker, trustee or other nominee. As the beneficial owner, you have the right to direct your broker, trustee or nominee to vote your shares as you instruct in the voting instruction card. The broker, trustee or other nominee may either vote in person at the annual meeting or grant a proxy and direct the proxyholder to vote your shares at the annual meeting as you instruct in the voting instruction card. You may also vote in person at the annual meeting, but only after you obtain a "legal proxy" from the broker, trustee or other nominee that holds your shares, giving you the right to vote your shares at the annual meeting. Your broker, trustee or other nominee has enclosed or provided a voting instruction card for you to use in directing the broker, trustee or other nominee how to vote your shares.

How can I vote my shares without attending the annual meeting?

As discussed previously, whether you hold shares directly as the stockholder of record or as a beneficial owner, you may direct how your shares are voted without attending the annual meeting by voting on the Internet, voting by phone, or completing and returning the proxy card or voting instruction card. If you provide specific instructions with regard to items of business to be voted on at the annual meeting, your shares will be voted as you instruct on those items. If you just sign your proxy card or voting instruction card with no further instructions, or if you electronically transmit your voting instructions but do not direct how to vote on each item, your shares will be counted as votes in accord with the Board's recommendation.

How can I attend the annual meeting?

Whether you hold shares in your name as the stockholder of record or beneficially in street name, you should be prepared to present photo identification for admittance. Please also note that if you are not a stockholder of record but hold shares through a broker, trustee or nominee, you will need to provide proof of beneficial ownership as of the record date, such as your most recent brokerage account statement, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. The annual meeting will begin promptly at 9:00 a.m. PST. Check-in will begin at 8:30 a.m. PST. Even if you plan to attend the annual meeting, we recommend that you also vote by Internet, vote by telephone, or complete, sign and date the proxy card or voting instruction card and return it promptly in order to ensure that your vote will be counted if you later decide not to, or are unable to, attend the annual meeting.

Can I change my vote or revoke my proxy?

You may change your vote or revoke your proxy at any time prior to the vote at the annual meeting. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date, which automatically revokes the earlier proxy, by providing a written notice of revocation to our Corporate Secretary prior to your shares being voted, or by attending the annual meeting and voting in person. Attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

If you are a beneficial owner, you may change your vote by submitting a new voting instruction card to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares, by attending the annual meeting and voting in person.

What is a "broker non-vote"?

Under the rules that govern brokers that have record ownership of our shares of common stock that are held in street name for the benefit of their clients, who are the beneficial owners of the shares, brokers and banks have the discretion to vote such shares on routine matters. The ratification of the appointment of independent registered public accounting firms is considered a routine matter. Therefore, if you do not otherwise instruct your broker or bank, the broker or bank may vote your shares on this matter. However, your broker or bank will not be able to vote your shares for the election of directors, the approval of the performance measures available under the Accuray Incorporated 2007 Incentive Award Plan, the advisory vote on the compensation of named executive officers, or the advisory vote on the frequency of an advisory vote on the compensation of our named executive officers without your specific instruction as they are not considered routine matters. A "broker non-vote" occurs when a broker or bank does not receive timely instructions from the beneficial owner, and therefore such broker or bank expressly indicates on a proxy card that it is not voting the uninstructed shares on a non-routine matter.

How are "broker non-votes" counted?

Broker non-votes will be counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business, but they will not be counted as "votes cast" in tabulating the voting result for any particular proposal.

What happens if the annual meeting is adjourned?

If our annual meeting is adjourned to another time or place, no additional notice will be given of the adjourned meeting if the time and place of the adjourned meeting is announced at the annual meeting, unless the adjournment is for more than 30 days, in which case a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the adjourned meeting. At the adjourned meeting, we may transact any items of business that might have been transacted at the annual meeting.

Who will serve as inspector of elections?	A representative of BNY Mellon Shareowner Services, our transfer agent, will tabulate the votes and act as inspector of elections at the annual meeting.
What should I do in the event that I receive more than one set of proxy materials?

You may receive more than one copy of the Notification of Internet Availability of Proxy Materials or more than one set of these proxy solicitation materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. In addition, if you are a stockholder of record and your shares are registered in more than one name, you may receive more than one Notification of Internet Availability of Proxy Materials or proxy card. Please vote on the Internet, by telephone, or complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted.

Who is soliciting my vote and who will bear the costs of this solicitation?

The proxy is being solicited on behalf of our Board of Directors. We will bear the entire cost of solicitation of proxies, including preparation, Internet posting, assembly, printing and mailing of this Proxy Statement. In addition to solicitation by mail, our directors, officers and employees may also solicit proxies in person, by telephone, by electronic mail or by other means of communication. We will not pay any additional compensation to our directors, officers or other employees for soliciting proxies. We have retained MacKenzie Partners, Inc. to assist in the solicitation of proxies for a fee of approximately $15,000 plus reasonable out-of-pocket costs and expenses. Copies of the proxy materials will be furnished to brokerage firms, banks, trustees, custodians and other nominees holding beneficially owned shares of our common stock, who will forward the proxy materials to the beneficial owners. We are required to reimburse brokerage firms, banks, trustees, custodians and other agents for the costs of forwarding the proxy materials.

Where can I find the voting results of the annual meeting?

We intend to announce preliminary voting results at the annual meeting, and publish the final voting results in a current report on Form 8-K filed with the SEC within four business days following the annual meeting.

What is the deadline for submitting proposals for consideration at next year's annual meeting of stockholders or to nominate individuals to serve as directors?

As a stockholder, you may be entitled to present proposals for action at a future annual meeting of stockholders, including director nominations. Please refer to "Stockholder Proposals" and "Nomination of Director Candidates" below.

PROPOSAL ONE—ELECTION OF DIRECTORS

Classes of our Board of Directors

        Our Amended and Restated Certificate of Incorporation provides that our Board of Directors shall be divided into three classes, designated as Class I, Class II and Class III, respectively, with the classes of directors serving for staggered three-year terms. Our Board of Directors currently consists of eight directors, with two directors in Class I, and three directors in each of Classes II and III. Proxies cannot be voted for more than three persons.

        The names of each continuing member of our Board of Directors, including each nominee for election to our Board of Directors, the classes in which they serve, their ages as of July 31, 2011, principal occupation and length of service on our Board of Directors, are as follows:

Name	Term Expires	Age	Principal Occupation	Director Since
Class II Directors
Louis J. Lavigne, Jr.	2011	63	Independent management consultant and Board Member, Allergan, Inc., BMC Software, Inc. and SafeNet, Inc.	2009
Dennis L. Winger	2011	63	Retired CFO and Board Member, Cephalon, Inc., Vertex Pharmaceuticals and Nektar Therapeutics	2009
Jack Goldstein, Ph.D.	2011	64	Independent Consultant, Chairman of the Board of Directors of OncoGenex Pharmaceuticals, Inc.	2010
Class III Directors
Elizabeth Dávila	2012	67	Retired CEO and Board Member, NuGEN Technologies, Inc. and Afaxys, Inc.	2008
Euan S. Thomson, Ph.D.	2012	48	President and Chief Executive Officer, Accuray Incorporated	2002
Wayne Wu	2012	48	President, Pacific Health Investment, Inc.	1998
Class I Directors
Robert S. Weiss	2013	64	Chief Executive Officer and President, The Cooper Companies, Inc.	2007
Peter S. Fine	2013	59	President and Chief Executive Officer, Banner Health	2010

Director Nominees

        Our Board of Directors has nominated Louis J. Lavigne, Jr., Dennis L. Winger and Jack Goldstein, Ph.D. for election, as Class II directors. Each nominee for director has consented to being named in this Proxy Statement and has indicated a willingness to serve if elected. Although we do not anticipate that any nominee will be unavailable for election, if a nominee is unavailable for election, the persons named as proxyholders will use their discretion to vote for any substitute nominee in accordance with their best judgment as they deem advisable. Listed below are the biographies of each director nominee. The biographies include information regarding each nominee's service as a director of the Company, business experience and principal occupations for at least the past five years, director positions at public companies held currently or at any time during the past five years, and the experiences, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee to recommend, and the Board to determine, that the person should serve as a director for the Company.

        Louis J. Lavigne, Jr. has served as a member of our Board of Directors since September 2009 and as the Chairperson of our Board of Directors since April 2010. Mr. Lavigne has served as an independent management consultant specializing in the areas of corporate finance, accounting and strategy since 2005. From 1983 to 2005, Mr. Lavigne served in various executive capacities with Genentech, Inc., a healthcare company, namely, Executive Vice President and Chief Financial Officer from 1997 to 2005; Senior Vice President and Chief Financial Officer from 1994 to 1997; Vice President and Chief Financial Officer from 1988 to 1994; Vice President from 1986 to 1988; and Controller from 1983 to 1986. Mr. Lavigne has also served on the boards of directors of Allergan, Inc., a technology-driven, global health care company that provides specialty pharmaceutical products worldwide since 2005 and BMC Software, Inc., an independent systems software vendor that specializes in software solutions that allow companies to manage their information technology infrastructure from a business perspective since 2008, and he previously served on BMC Software's board of directors from 2004 to 2007. Mr. Lavigne also currently serves as a member of the board of directors of SafeNet, Inc., a private information security company. Within the past five years, Mr. Lavigne also served as a director of the following public companies: Arena Pharmaceuticals, Inc., Equinix, Inc. and Kyphon, Inc, as well as private companies Emphasis Search, Inc. and Life Masters Supported Self Care. Mr. Lavigne also serves as a faculty member of Babson College's Bio-Pharma: Mastering the business of Science Program and as a Trustee of Babson College (and Babson Global) and of the California Institute of Technology (CalTech) and of the Seven Hills School. Mr. Lavigne holds a B.S. in Finance from Babson College in Babson Park, Massachusetts, and an M.B.A. from Temple University in Philadelphia, Pennsylvania.

        As a former Chief Financial Officer of a large, complex publicly traded company in the healthcare industry, and a current and former member of several public company boards, Mr. Lavigne brings to our Board extensive experience in business operations and management, strategy, finance, accounting and public company governance.

        Dennis L. Winger has served as a member of our Board of Directors since September 2009. Mr. Winger most recently served as Senior Vice President and Chief Financial Officer of Applied Biosystems, Inc. from 1997 to 2008. Mr. Winger has also served on the boards of directors of Cephalon, Inc., a drug developer and seller, with activities focusing on central nervous system disorders since 2003; Vertex Pharmaceuticals, a company that discovers, develops and markets small molecule drugs that address viruses, cancer and autoimmune, inflammatory and neurological diseases since 2009; and Nektar Therapeutics, a biopharmaceutical company, since 2009. In the last five years, Mr. Winger also served as a director of Cell Genesys, Inc. and A.P. Pharma Inc. Mr. Winger also serves on the Board of Trustees of Siena College. Mr. Winger holds a B.A. in History from Siena College in Loudonville, New York and an M.B.A. from Columbia University in New York, New York.

        As a former Chief Financial Officer of multiple publicly traded life sciences companies, and a member of multiple public company boards, Mr. Winger has extensive experience in finance, accounting, operations, strategy, and public company governance.

        Jack Goldstein, Ph.D., has served as a member of our Board of Directors since May 2010. Dr. Goldstein has been an independent consultant since 2006 specializing in human medical diagnostics, biopharmaceuticals and medical devices. He served as President and Chief Operating Officer of Chiron Corporation from 2004 until its acquisition by Novartis in 2006, and from 2002 to 2004 he served as President of Chiron's Blood Testing Division. From 2000 to 2002, he was a general partner at Windamere Venture Partners, a private venture capital investment fund. From 1997 to 2001, he served as President and Chief Executive Officer at Applied Imaging Corporation, and from 1999 until 2002, he also served as Chairman of the Board of Applied Imaging. From 1986 to 1997, Dr. Goldstein served in various executive positions at Johnson & Johnson, including President of Ortho Diagnostic Systems and Executive Vice President of Professional Diagnostics. Dr. Goldstein also serves as Chairman of the Board of Directors of OncoGenex Pharmaceuticals, Inc. In the past five years, Dr. Goldstein has also served on the following public company boards of directors: Applied Imaging Corporation, Immucor, Illumina, Inc. and Orasure Technologies, Inc. Dr. Goldstein holds a B.A. in biology from Rider University and an M.S. in immunology and a Ph.D. in microbiology from St. John's University.

        As a former executive of several life sciences companies and member of other health care industry public company boards, Dr. Goldstein has extensive industry experience in management, strategy, operations, business development, and capital equipment sales and marketing. Dr. Goldstein also has relevant scientific, research and development and manufacturing expertise.

        If elected, Messrs. Lavigne and Winger and Dr. Goldstein will hold office as Class II directors until our annual meeting of stockholders to be held in 2014, or until their earlier resignation or removal.

How votes are counted

        Stockholders are not entitled to cumulate their votes in the election of directors or with respect to any matter submitted to a vote of the stockholders. The election of directors requires the affirmative vote of a majority of the votes cast for or against the proposal. You may vote either "FOR" or "AGAINST" each director nominee or you may abstain. A properly executed proxy marked "ABSTAIN" with respect to any director will be counted for purposes of determining whether there is a quorum, but it will not be counted for purposes of determining the number of votes cast with respect to the election of such a director, and thus it will not have the same effect as a vote against the proposal.

Board of Directors' Recommendation

        OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE THREE NOMINEES FOR CLASS II DIRECTOR LISTED ABOVE.

 Directors Whose Terms Extend Beyond the 2011 Annual Meeting

        Listed below are the biographies of each of our Class I and Class III directors. The biographies include information regarding each director's service as a director of the Company, business experience and principal occupations for at least the past five years, director positions at public companies held currently or at any time during the past five years, and the experiences, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee to recommend, and the Board to determine, that the person should serve as a director for the Company. There are no family relationships among any of our directors or executive officers.

        Elizabeth Dávila has served as a member of our Board of Directors since February 2008 and as Vice Chairperson of our Board of Directors since September 2008. Ms. Dávila was the former Chairman and Chief Executive Officer of VISX, Incorporated ("VISX"), a manufacturer of laser vision correction systems, which was acquired by Advanced Medical Optics in May 2005. Prior to becoming Chairman and Chief Executive Officer of VISX in 2001, she served as President and Chief Operating Officer of VISX from 1999 to 2001 and as Executive Vice President and Chief Operating Officer from 1995 to 1999. Ms. Dávila currently serves as a member of the board of directors of NuGEN Technologies, Inc., a private company that develops and commercializes rapid, high-sensitivity and high-throughput amplification and labeling systems for genomic analysis, and Afaxys, Inc., a private company that supplies family planning providers with pharmaceuticals and supplies. Within the last five years, Ms. Dávila also served on the public company boards of directors of Advanced Medical Optics, Inc. (now Abbott Medical Optics) and Cholestech Corp., medical device companies that were acquired in 2009 and 2007, respectively. Ms. Dávila holds a B.S. in Chemistry from St. Mary's College in Notre Dame, Indiana, an M.S. in Chemistry from the University of Notre Dame in Notre Dame, Indiana, and an M.B.A. from Stanford University in Stanford, California.

        As a former Chief Executive Officer of VISX and a member and former member of several public and private company boards, Ms. Dávila has extensive healthcare industry experience in management, business development, operations, strategy and capital equipment sales.

        Peter S. Fine has served as a member of our Board of Directors since June 2010. Since November 2000, Mr. Fine has served as President and Chief Executive Officer and a member of the board of directors of Phoenix-based Banner Health, a nonprofit hospital system. From 1997 until 2000, he served as Executive Vice President and Chief Operating Officer of Milwaukee-based Aurora Healthcare, a large integrated system serving all of eastern Wisconsin, and from 1993 until 1997 he served Aurora as President of West Allis Memorial Hospital. Prior to joining Aurora, he served in several hospital leadership positions, including President and Chief Executive Officer of Grant Hospital of Chicago from 1991 to 1993, Senior Vice President of Operations at Northwestern Memorial Corporation from 1987 to 1991, President of Northwestern Healthcare Corporation from 1985 to 1987, and assistant administrator of Porter Memorial Hospital in Valparaiso, Indiana from 1978 to 1985. Mr. Fine is a fellow in the American College of Healthcare Executives and previously served as a member of its Board of Governors. He is also a member of the American Hospital Association, Health Management Academy, Greater Phoenix Leadership, Business Coalition Leadership Council, and serves on the boards of directors of the Translational Genomics Research Institute and the Heard Museum. He served on the board of directors of Premier, Inc. from 2003 to 2009. In addition, Mr. Fine was appointed to the Arizona Commission on Medical Education and Research and has served on the Citizen's Task Force on the Maricopa County Health Care System and the Citizen's Finance Review Commission for the state of Arizona. Mr. Fine holds a B.A. in general studies from Ohio University and an M.A. degree in healthcare administration from George Washington University.

        As Chief Executive Officer of a hospital system, Mr. Fine brings to our Board extensive experience in the healthcare industry with insurance reimbursement, regulatory matters, strategy and finance.

        Euan S. Thomson, Ph.D. has served as our Chief Executive Officer and a member of our Board of Directors since March 2002 and as our President since October 2002. Dr. Thomson also serves on the board of directors of Hospice of the Valley, a hospice facility serving individuals with life-limiting illnesses. Prior to joining our Company, Dr. Thomson served as Chief Executive Officer of Photoelectron Corporation, a medical device company, and held various positions as a medical physicist and manager within the United Kingdom National Health Service. He also previously worked as a consultant for other medical device companies, including Varian Oncology Systems and Radionics, Inc. Dr. Thomson holds a B.S. in Physics, an M.S. in Radiation Physics and a Ph.D. in Physics, with an emphasis on stereotactic brain radiotherapy, each from the University of London, United Kingdom.

        As President and Chief Executive Officer of Accuray, Dr. Thomson brings to our Board healthcare industry expertise, extensive experience in management, strategy, leadership, reimbursement, and an understanding of the Company's technology and user base. In addition, Dr. Thomson has academic training as a medical physicist and research scientist.

        Robert S. Weiss has served as a member of our Board of Directors since January 2007. Since November 2007, Mr. Weiss has served as the Chief Executive Officer of The Cooper Companies, Inc. ("Cooper"), a global specialty medical products company. He was also given the title of President of Cooper in March 2008. Mr. Weiss has served in various senior executive management positions with Cooper since 1989. From January 2005 through October 2007, Mr. Weiss served as the Executive Vice President and Chief Operating Officer of Cooper, and from March 2007 to March 2008, he also served as President of CooperVision, Cooper's contact lens subsidiary. Prior to that, he served as Cooper's Chief Financial Officer from September 1989 to January 2005 and held the additional title of Executive Vice President from October 1995 until November 2007. From March 1984 until October 1995 he served at Cooper in various other roles, including Senior Vice President, Vice President and Corporate Controller. Mr. Weiss has also served on the board of directors of Cooper since 1996. Mr. Weiss holds a B.S. in Accounting from the University of Scranton in Scranton, Pennsylvania.

        As a current Chief Executive Officer and former Chief Financial Officer of a publicly traded medical products company, Mr. Weiss brings to our board extensive experience in the healthcare industry in finance, accounting, management, strategy, manufacturing, and public company governance.

        Wayne Wu has served as a member of our Board of Directors since April 1998, and he served as the Chairperson of our Board of Directors from May 2004 until April 2010. Since June 2005, Mr. Wu has been the President of Pacific Health Investment, Inc., a life science investments company. From February 1998 through May 2005, he served as manager of Pacific Republic Capital Group, a life science investments fund. Mr. Wu also serves on the boards of directors of Dallen Medical Inc., a private company that engages in bone fixation and repair, WaveSense, Inc., a developer and manufacturer of analytical nanotechnologies for use in cellular and molecular assay markets, Synaptic Medical, Inc., a medical device company in the cardiac electrophysiology space, and 02 Medtech Inc., an early stage medical device company. Within the last five years, Mr. Wu also served on the board of directors of Green Tree Investment Company, a chain of upscale budget business hotels in the People's Republic of China. Mr. Wu holds a B.S. in Mathematics from the National Central University in Taiwan and an M.A. in Mathematics from the University of Southern California in Los Angeles, California.

        As a member of our Board of Directors for twelve years, Chairperson of our Board for six of those years, President of a life science investments company, and member of several other boards of directors, Mr. Wu brings to our Board experience in the healthcare industry, management and strategy, as well as an understanding of the Company's technology, business and governance practices.

PROPOSAL TWO—APPROVAL OF THE PERFORMANCE MEASURES
AVAILABLE UNDER THE ACCURAY INCORPORATED 2007 INCENTIVE AWARD PLAN

        The Board is asking for your approval of the performance measures under the 2007 Accuray Incorporated Incentive Award Plan, or the 2007 Plan. The purpose of asking our stockholders to approve the performance measures under the 2007 Plan is to allow certain future equity awards granted under the plan to qualify as exempt "performance-based compensation" pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code. To satisfy the performance-based compensation exception, Section 162(m) of the Code requires, among other things, such performance measures to be approved by stockholders every five years.

        Following our initial public offering, the 2007 Plan was approved by the Company's stockholders at the Company's 2007 annual meeting of stockholders on December 12, 2007. The Company's Board of

Directors has since adopted amendments to the 2007 Plan that did not require shareholder approval. This proposal will be approved upon the affirmative vote of a majority of the votes cast by holders of shares of Common Stock voting in person or by proxy at the annual meeting.

        Important facts about this proposal:

  •
  It does not seek to increase the number of shares that may be issued under the 2007 Plan;

  •
  It does not seek to extend the term of the 2007 Plan;

  •
  It does not seek to add any types of awards that may be issued under the 2007 Plan; and

  •
  The proposal will not result in any additional cost to the Company.

Tax Issues

        Section 162(m) of the Internal Revenue Code limits the deductibility of compensation of "covered employees" to $1 million per year unless the compensation qualifies as "performance-based." Compensation in the form of equity grants can be deductible if four conditions set forth by the Internal Revenue Service are met. These conditions are:

  •
  The compensation is payable on the attainment of one or more pre-established, objective performance criteria;

  •
  The performance criteria are established by a committee that is comprised solely of two or more outside directors;

  •
  The material terms of the compensation and performance criteria are disclosed to and approved by the stockholders before payment; and

  •
  The committee that established the performance criteria certifies that the performance criteria have been satisfied before payment.

        Section 162(m) contains a special rule for stock options and stock appreciation rights, or SARs, which provides that stock options and SARs will satisfy the qualified performance-based compensation exception if the awards are made by a qualifying compensation committee, the plan sets forth the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date. The 2007 Plan has been designed to permit our compensation committee to grant stock options and other awards which will qualify as qualified performance-based compensation under Section 162(m) of the Code.

Summary of 2007 Plan and Performance Criteria

        The following summary of the 2007 Plan is qualified in its entirety by reference to the specific provisions of the 2007 Plan, the full text of which is set forth as Appendix A to this proxy statement. The Compensation Committee has full and final authority to determine who is eligible for awards, the number of shares and units awarded, the period of the award and whether or not the award is performance-based.

        The key provisions of the 2007 Plan are as follows:

Shares Subject to the 2007 Plan

        Subject to any adjustment in connection with a change in the Company's capitalization and the share counting rules prescribed by the 2007 Plan, the aggregate number of shares of the Company's common stock which may be issued or transferred pursuant to awards under the 2007 Plan is 4,500,000. In addition to the foregoing, subject to any adjustment in connection with a change in the Company's capitalization, commencing on July 1, 2008 and on the first day of each fiscal year of the Company thereafter during the term of the 2007 Plan, the aggregate number of shares of common stock which may be issued or transferred pursuant to awards under the 2007 Plan will be increased by that number of shares of common stock equal to the least of (i) three percent (3%) of the Company's outstanding shares on such date, (ii) 1,500,000 shares, or (iii) a lesser amount determined by the Board of Directors. As of June 30, 2011, a total of 9,000,000 shares had been reserved for issuance under the 2007 Plan.

Administration

        With respect to stock option grants and other awards granted to our independent directors, the 2007 Plan will be administered by our full board of directors. With respect to all other awards, the plan must be administered by a committee of the Board of Directors consisting of at least two directors, each of whom qualifies as a non-employee director pursuant to Rule 16b-3 of the Exchange Act, an "outside director" pursuant to Section 162(m) of the Code and an independent director under the rules of the principal securities market on which our shares are traded. This committee is currently our Compensation Committee. In addition, our board may at any time exercise any rights and duties of the committee under the plan except with respect to matters which under Rule 16b-3 under the Exchange Act or Section 162(m) of the Code are required to be determined in the sole discretion of the committee.

        The plan administrator will have the authority to administer the 2007 Plan, including, but not limited to, the power to determine award recipients, the types and sizes of awards, the price and timing of awards and the acceleration or waiver of any vesting restriction. The Committee may from time to time delegate to a committee of one or more members of the Board of Directors or one or more officers of the Company the authority to grant or amend awards to participants other than (a) senior executives of the Company who are subject to Section 16 of the Exchange Act, (b) covered employees within the meaning of Section 162(m) of the Code, or (c) officers of the Company (or members of the Board of Directors) to whom authority to grant or amend awards has been delegated thereunder.

Eligibility

        Persons eligible to participate in the 2007 Incentive Award Plan include all members of our board of directors and all employees and consultants of our company and our subsidiaries, as determined by the plan administrator. Only our employees and employees of our qualifying corporate subsidiaries are eligible to be granted options that are intended to qualify as "incentive stock options" under Section 422 of the Code.

        Awards and Performance Criteria.    The following types of awards have been made under the 2007 Plan:

  •
  Stock Options (including both nonqualified stock options and incentive stock options):    Options to purchase shares of the Company's common stock are granted at not less than 100% of the fair market value of our stock on the date of grant. Options vest on the schedule set forth under the terms of the award. No incentive stock option may be granted to a grantee who owns more than 10% of our stock unless the exercise price is at least 110% of the fair market value at the time of grant.

  •
  Restricted stock units:    This is an arrangement where no shares of stock are granted until the vesting conditions set by the plan administrator are achieved.

  •
  Performance stock units:    Awards of performance stock units are denominated in unit equivalent of shares of our stock and/or units of value, including dollar value of shares of our stock, and may be linked to any one or more performance criteria determined appropriate by the plan administrator, in each case on a specified date or dates or over any period(s) determined by the plan administrator.

Awards may also be made under the 2007 Plan in the form of restricted stock, stock appreciation rights (or SARs), performance shares, dividend equivalents, stock payments, deferred stock, performance bonus awards and performance-based awards.

        For performance-based awards, the Compensation Committee sets the measurement period and the performance criteria no later than 90 days after the beginning of the measurement period. The performance criteria may be applied to the Company as a whole, or to a particular division, business unit, or individual. The Compensation Committee may use one or more of the performance criteria, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to the results of a peer group. The Compensation Committee may select the performance criteria from the following: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added, sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders' equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of stock, and market share.

        The maximum number of shares of common stock with respect to one or more awards that may be granted to any one participant during any calendar year is 500,000. The maximum amount that may be paid in cash during any calendar year with respect to any performance-based award (including, without limitation, any performance bonus award) is $1,000,000.

Forfeiture of Unvested Awards

        Except as otherwise determined by the plan administrator, in the event that the employment or services of the holder of an award is terminated, the unvested portion of the award will generally be forfeited and will cease to vest or become exercisable after the termination. However, the plan administrator may provide in any award agreement that an award will vest in whole or in part in the event of a termination in certain cases.

Foreign Participants

        In order to comply with the laws in other countries in which we and our subsidiaries operate or have persons eligible to participate in the plan, the plan administrator will have the power to determine which of our subsidiaries will be covered by the plan, determine which of our directors, employees and consultants outside the United States are eligible to participate in the plan, modify the terms and conditions of any award granted to such eligible individuals to comply with applicable foreign laws, establish subplans and modify any terms and procedures (with certain exceptions), and take any action that it deems advisable with respect to local governmental regulatory exemptions or approvals. For example, in May 2007, our board of directors approved subplans pursuant to which options and restricted stock units may be granted to our employees in France. We may adopt additional subplans pursuant to which equity awards may be granted to employees in other countries.

Adjustments

        If there is any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of our assets to stockholders, or any other change affecting the shares of our stock or the share price of our stock, the plan administrator will make proportionate adjustments to any or all of the following in order to reflect such change: (i) the aggregate number and type of shares that may be issued under the plan, (ii) the terms and conditions of any outstanding awards (including, without limitation, any applicable performance targets or criteria with respect thereto), and (iii) the grant or exercise price per share for any outstanding awards under the plan. Any adjustment affecting an award intended as "qualified performance-based compensation" will be made consistent with the requirements of Section 162(m) of the Code. The plan administrator also has the authority under the 2007 Plan to take certain other actions with respect to outstanding awards in the event of a corporate transaction, including provision for the cash-out, termination, assumption or substitution of such awards.

Change of Control

        Except as may otherwise be provided in any written agreement between the participant and us, in the event of a change of control of our company in which awards are not converted, assumed, or replaced by the successor, such awards will become fully exercisable and all forfeiture restrictions on such awards will lapse. Upon, or in anticipation of, a change of control, the plan administrator may cause any and all awards outstanding under the 2007 Plan to terminate at a specific time in the future and will give each participant the right to exercise such awards during a period of time as the plan administrator, in its sole and absolute discretion, determines.

Amendment and Termination of the 2007 Plan

        With the approval of our board of directors, the plan administrator may terminate, amend, or modify the 2007 Plan at any time. However, stockholder approval is required for any amendment to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, to increase the number of shares available under the plan, to permit the grant of options with an exercise price below fair market value on the date of grant, or to extend the exercise period for an option beyond ten years from the date of grant. In addition, absent stockholder approval, no option may be amended to reduce the per share exercise price of the shares subject to such option below the per share exercise price as of the date the option was granted and, except to the extent permitted by the plan in connection with certain changes in capital structure, no option may be granted in exchange for, or in connection with, the cancellation or surrender of an option having a higher per share exercise price.

Estimate of Benefits

        Because this proposal relates only to the approval of the material terms of the performance goals under the 2007 Plan, the approval of this proposal will not result in any new benefits being provided to participants. Awards granted under the 2007 Plan are subject to the discretion of the Compensation Committee. Amounts that may be received by participants in the 2007 Plan are not presently determinable. Approximately 1,100 persons were eligible to participate in the 2007 Stock Plan as of

June 30, 2011. The following chart describes the amounts that the participants specified below were awarded under the 2007 Plan in fiscal year 2011.

	Option Awards		Stock Awards
Name	(#)	($)	(#)	($)
Euan S. Thomson, Ph.D.	115,000	450,490	38,300	252,014
Derek A. Bertocci	40,000	142,900	13,300	87,514
Chris A. Raanes	40,000	142,900	13,300	87,514
Eric Pauwels(1)	100,000	529,270	30,000	297,000
Theresa Dadone	30,000	107,175	10,000	65,800
Eric P. Lindquist(2)	40,000	142,900	13,300	87,514
Executive Officers (including the persons named above)	383,000	1,579,940	124,200	916,836
Non-Executive Director Group	20,000	72,314	140,469	840,005
Non-Executive Officers and Employee Group	511,770	1,904,939	210,510	1,459,997

(1)
Mr. Pauwels terminated his employment as Senior Vice President, Chief Marketing Officer effective as of September 20, 2011. We did not provide any severance payments or benefits to him in connection with his termination.

(2)
Mr. Lindquist's employment as Senior Vice President, Chief Marketing Officer terminated effective as of his resignation on September 2, 2010. We provided certain severance payments and benefits as described in further detail under Employment, Change in Control and Severance Arrangements—Eric P. Lindquist, below.

        With the exception of stock options and SARs, which under Section 162(m) are generally considered performance-based, in the table above, none of the awards are performance-based. However, the Compensation Committee has approved awarding performance stock units to executive officers and other employees beginning in fiscal year 2012.

How votes are counted

        The approval of the Accuray Incorporated 2007 Incentive Award Plan in accordance with Section 162(m) of the Internal Revenue Code requires the affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting. You may vote either "FOR" or "AGAINST" the approval of the Accuray Incorporated 2007 Incentive Award Plan, or you may abstain. A properly executed proxy marked "ABSTAIN" with respect to the approval of the Accuray Incorporated 2007 Incentive Award Plan will not be voted with respect to such proposal, although it will be counted for purposes of determining whether there is a quorum. Abstentions will be treated as being present and entitled to vote on the proposal and, therefore, will have the same effect as a vote against the proposal.

Board of Directors' Recommendation

        OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE PERFORMANCE MEASURES AVAILABLE UNDER THE ACCURAY INCORPORATED 2007 INCENTIVE AWARD PLAN.

 Equity Compensation Plan Information

        The following table sets forth as of June 30, 2011 certain information regarding our equity compensation plans. All of our equity compensation plans have been approved by our security holders.

	A	B	C
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights(1)	Weighted average exercise price of outstanding options, warrants, and Rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column A)
Equity compensation plans approved by security holders	9,185,435	$7.39	3,600,095
Equity compensation plans not approved by security holders	—	—	—

Total	9,185,435	$7.39	3,600,095

(1)
Includes securities to be issued upon vesting of 658,193 restricted stock units at a grant date fair value of $6.97 and 190,522 restricted stock awards at a grant date fair value of $7.39.

(2)
The weighted average exercise price does not take into account the shares issuable upon vesting of outstanding restricted stock units and restricted stock awards, which have no exercise price.

PROPOSAL THREE—ADVISORY VOTE
ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
("SAY-ON-PAY VOTE")

        The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act"), which was enacted on July 21, 2010, enables our stockholders to approve, on an advisory (non-binding) basis, no less frequently than once every three years, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC's rules.

        Accordingly, we are asking our stockholders to provide advisory approval of the compensation of our named executive officers, as such compensation is described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure set forth in this Proxy Statement, beginning on page 18. In fiscal 2011, our executive compensation programs were designed to enable us to attract, retain, motivate and appropriately reward the individuals who can help us successfully execute our business strategy and promote the best interests of our stockholders.

        In deciding how to vote on this proposal, the Board urges you to consider the following factors, which are more fully discussed in the Compensation Discussion and Analysis section below:

  •
  We tie pay to performance.

  •
  NEO base salaries were modestly increased in fiscal 2011 over their fiscal 2010 levels, both in recognition of Company and individual performance in fiscal 2010 and in an effort to maintain base salaries in the range of the 50th to 60th percentiles of the competitive market as reported in the Radford 2010 High-Tech Industry Survey for companies with $200-$500 million in annual revenue and by a peer group of 13 medical device companies with whom we compete for executive talent which are in our industry sector and which have comparable financial and organizational characteristics.

    •
    While the funding methodology established at the beginning of the year for our annual cash incentive awards would have resulted in funding the bonus pool for NEOs at 67.6% of the target level, the Compensation Committee exercised its negative discretion to reduce the annual incentive awards payable to NEOs to approximately 49.5% to exclude any results of operations that would have been attributable to the TomoTherapy product line during the period of June 10-30, 2011 because the bonus metrics had been developed solely on the basis of pre-acquisition Accuray products.

    •
    In addition, for fiscal year 2012, the Compensation Committee has approved a performance equity program, thereby tying an even greater portion of NEO compensation directly to performance going forward.

  •
  We have reasonable employment agreements.  In 2011, we amended each NEO's employment agreement to reduce non-change of control related severance benefits, eliminate single-trigger change of control acceleration for equity awards, and fix the term of each at two years.

  •
  We mitigate unnecessary risk.  We have implemented robust Board and management-level processes to identify risk, and we mitigate undue risk with business controls, including maximum payout levels under our annual incentive award plan, a sales compensation committee and a recoupment policy.

  •
  We have strong corporate governance standards.  Our Compensation Committee uses an independent compensation consultant, and has incorporated compensation analytical tools such as market data, tally sheets and compensation history for each executive officer as part of its annual executive compensation review.

  •
  We have adopted stock ownership requirements.  In fiscal 2010, the Compensation Committee adopted guidelines that suggested that executives and non-employee directors hold a minimum amount of our common stock, in order to align their interests with those of our stockholders. Effective July 1, 2011, we revised our stock ownership guidelines such that they are requirements rather than merely suggested guidelines. While each NEO has five years from the later of July 1, 2010 and the date of employment to achieve the required ownership levels, each NEO who is currently employed by the Company , already meets the applicable ownership requirement.

  •
  We do NOT engage in the following compensation practices:

  •
  We do not provide perquisites or other personal benefits to our NEOs.

  •
  We do not currently offer pension arrangements, retirement plans (other than our Section 401(k) employee savings plan), or nonqualified deferred compensation plans or arrangements to our executives, including the NEOs.

  •
  We do not provide excise tax gross-ups.

How votes are counted

        The adoption of the non-binding advisory resolution to approve the compensation of our named executive officers requires the affirmative vote of a majority of shares present at the annual meeting, in person or by proxy, and entitled to vote on the proposal. A properly executed proxy marked "ABSTAIN" with respect to the approval of the compensation of our named executive officers will not be voted with respect to such proposal, but it will be counted for purposes of determining whether there is a quorum. Abstentions will be treated as being present and entitled to vote on the proposal and, therefore, will have the same effect as a vote against the proposal.

 Board of Directors' Recommendation

        Based on the information provided above and within the "Compensation Disclosure" section of this Proxy Statement, we request that you indicate your support for our executive compensation philosophy and practices, by voting in favor of the following resolution:

          "RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the Company's named executive officers as described in this Proxy Statement, including the "Compensation Discussion and Analysis" section, the compensation tables, and the other narrative compensation disclosures."

        The opportunity to vote on this Proposal Three is required pursuant to Section 14A of the Exchange Act. Because your vote is advisory, however, it will not be binding on the Board of Directors. However, the Compensation Committee, which is responsible for designing and administering our executive compensation program, and the Board value the opinions expressed by stockholders, and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

        OUR BOARD RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

 PROPOSAL FOUR—ADVISORY VOTE ON FREQUENCY OF
HOLDING THE SAY-ON-PAY VOTE IN THE FUTURE
("FREQUENCY VOTE")

        In addition to the Say-on-Pay Vote, the Dodd-Frank Act requires that our stockholders have the opportunity to vote on how often they believe the Say-on-Pay Vote (described in Proposal Three beginning on page 13) should occur. Accordingly, we are seeking an advisory determination from our stockholders as to the frequency with which we should present a Say-on-Pay Vote to our stockholders. By voting on this proposal, you may indicate whether you would prefer that we hold the Say-on-Pay Vote every one, two or three years (or you may abstain).

For the following reasons, our Board recommends that the stockholders select a frequency of One Year:

        In formulating its recommendation, our Board considered that an annual advisory vote on executive compensation will allow our stockholders to provide us with timely input on the compensation of our named executive officers as disclosed in the proxy statement. The Board believes that it is a good corporate governance practice and is in the best interests of our stockholders to give our stockholders the right to cast an advisory vote every year on their approval of the compensation arrangements of our named executive officers, allowing them to provide us on an annual basis with their input on our executive compensation philosophy, policies and practices as disclosed in our Proxy Statement.

        For the above reasons, the Board recommends that you vote to hold the Say-on-Pay Vote every year. Your vote, however, is not to approve or disapprove the Board's recommendation. When voting on this Proposal Four, you have four choices: you may elect that we hold a Say-on-Pay Vote every year, every two years or every three years, or you may abstain from voting. The number of years that receives the highest number of votes will be the frequency that stockholders approve. The opportunity to vote on this Proposal Four is required pursuant to Section 14A of the Exchange Act. However, as an advisory vote, the vote on Proposal Four is not binding upon us, and the Compensation Committee and the Board may decide that it is in the best interests of our stockholders and our Company to hold a Say-on-Pay Vote more or less frequently than the option approved by our stockholders. Regardless, the

Compensation Committee and the Board will consider the outcome of the vote when making future decisions on executive compensation.

How votes are counted

        The frequency that receives the highest number of votes will be considered the frequency recommended by our stockholders to hold a non-binding, advisory vote on the compensation of our named executive officers. A properly executed proxy marked "ABSTAIN" with respect to the approval of the frequency of the Say-on-Pay Vote will not be voted with respect to such ratification, but it will be counted for purposes of determining whether there is a quorum. Abstentions will not be treated as a vote in favor of any of the three other choices.

Board of Directors' Recommendation

        OUR BOARD RECOMMENDS THAT YOU VOTE TO HOLD AN ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY ONE YEAR.

 PROPOSAL FIVE—RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of our Board of Directors has selected Grant Thornton LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending June 30, 2012. Grant Thornton LLP audited our consolidated financial statements for the fiscal years ended June 30, 2011, 2010, 2009, 2008 and 2007.

        Stockholder ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2012 is not required by law, by the NASDAQ Stock Market listing requirements or by our Amended and Restated Certificate of Incorporation or Bylaws. However, our Board of Directors is submitting the selection of Grant Thornton LLP to our stockholders for ratification as a matter of good corporate governance and practice. If the stockholders fail to ratify the appointment, the Audit Committee of our Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, we may appoint a different independent registered public accounting firm during the year if the Audit Committee of our Board of Directors determines that such a change would be in the best interests of our Company and our stockholders.

        Representatives of Grant Thornton LLP are expected to be present at the annual meeting of stockholders. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from our stockholders.

How votes are counted

        Stockholder ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2012 is not required by law or by governing instruments. However, our Board of Directors is submitting the selection of Grant Thornton LLP to our stockholders for ratification as a matter of good corporate governance and practice. The ratification of the appointment of Grant Thornton LLP requires a majority of the shares present in person or represented by proxy at the annual meeting. You may vote either "FOR" or "AGAINST" ratification of the appointment, or you may abstain. A properly executed proxy marked "ABSTAIN" with respect to the ratification of the appointment will not be voted with respect to such ratification, but it will be counted for purposes of determining whether there is a quorum. Abstentions will be treated as being present and entitled to vote on the proposal and, therefore, will have the same effect as a vote against the proposal. If the stockholders fail to ratify the appointment, the Audit Committee of our Board of Directors will reconsider whether or not to retain this firm.

 Board of Directors' Recommendation

        OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2012.

 Audit and Non-Audit Services

        The Audit Committee is directly responsible for the appointment, compensation, and oversight of our independent auditors. The Audit Committee retained Grant Thornton LLP to audit our consolidated financial statements for the fiscal year ended June 30, 2011. The estimated aggregate fees billed by Grant Thornton LLP for all services relating to 2011 and 2010 are as follows:

	Fiscal Year Ended June 30,
Service Category	2011	2010
Audit Fees(1)	$1,932,000	$1,266,563
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$1,932,000	$1,266,563

(1)
Audit fees primarily consist of fees for professional services performed for the audit of our consolidated annual financial statements, including those related to TomoTherapy, which we acquired on June 10, 2011, and the review of our unaudited quarterly financial statements. Audit fees also include fees for the audit of our internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Fees for 2011 represent the amount billed to our Company as of the date of this Proxy Statement plus an estimated $678,000, which we expect to be billed following the date of this Proxy Statement.

        In the above table, in accordance with the SEC's definitions and rules, "audit fees" are fees for professional services for the audit of our consolidated financial statements included in our Annual Report on Form 10-K, for the review of our financial statements included in our quarterly reports on Form 10-Q, for the review of registration statements and issuance of consents and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements except those not required by statute or regulation; "audit-related fees" are fees for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements, including attestation services that are not required by statute or regulation; "tax fees" are fees for tax compliance, tax advice and tax planning; and "all other fees" are fees for any services not included in the first three categories.

Audit Committee Pre-Approval Policies and Procedures

        The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services and tax services, as well as, to a very limited extent, specifically designated non-audit services that, in the opinion of the Audit Committee, will not impair the independence of the registered public accounting firm. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, including the fees for the services performed to date. In addition, the Audit Committee also may pre-approve particular services on a case-by-case basis, as required. During fiscal 2011, all of the non-audit services performed by Grant Thornton LLP were pre-approved in accordance with Audit Committee policy.

AUDIT COMMITTEE REPORT

        The Audit Committee of our Board of Directors is responsible for overseeing our accounting and financial reporting processes and internal control systems, the appointment, compensation, retention and oversight of Grant Thornton LLP, our independent registered public accounting firm, and audits of our financial statements, all pursuant to the Audit Committee's written charter. Grant Thornton LLP reports directly to the Audit Committee. The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and to receive appropriate funding, as determined by the Audit Committee, from our Company for such advice and assistance.

        Management is responsible for preparing our financial statements and for our financial reporting processes, accounting policies, systems of internal controls and disclosure controls and procedures. For our fiscal year ended June 30, 2011, Grant Thornton LLP was responsible for expressing an opinion on the effectiveness of our internal control over financial reporting. Grant Thornton LLP was also responsible for performing an independent audit and expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States. In this context, the Audit Committee hereby reports as follows:

  1.
  The Audit Committee has reviewed and discussed our audited financial statements for fiscal 2011 with our management.

  2.
  The Audit Committee has discussed with Grant Thornton LLP the matters required to be discussed by the statement on Accounting Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

  3.
  The Audit Committee has received the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence and has discussed with Grant Thornton LLP its independence.

  4.
  Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2011, for filing with the SEC.

        AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

    Robert S. Weiss, Chairperson
    Elizabeth Dávila
    Peter S. Fine
    Dennis L. Winger

        The foregoing Audit Committee report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under these acts, except to the extent we incorporate by reference into such filings.

COMPENSATION COMMITTEE REPORT

        This report, filed in accordance with Item 407(e)(5) of Regulation S-K, should be read in conjunction with the other information relating to executive compensation which is contained elsewhere in this Proxy Statement and is not repeated here.

        In this context, the Compensation Committee hereby reports as follows:

  1.
  The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section contained herein with management.

  2.
  Based on the review and discussions referred to in paragraph (1) above, the Compensation Committee recommended to our Board of Directors, that the Compensation Discussion and Analysis be included in this Proxy Statement.

        COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

    Louis J. Lavigne, Jr., Chairperson
    Elizabeth Dávila
    Jack Goldstein, Ph.D.

        The foregoing Compensation Committee Report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under these acts, except to the extent that we expressly incorporate it by reference into such filings.

 COMPENSATION DISCUSSION & ANALYSIS

Introduction

        This Compensation Discussion and Analysis provides information regarding the fiscal 2011 compensation program for the principal executive officer, the principal financial officer, the three executive officers (other than the principal executive officer and principal financial officer) at fiscal year-end who were the most highly compensated executive officers of Accuray Incorporated, and one former executive officer who was one of the three most highly compensated executive officers during fiscal 2011 but was not serving as an officer at the end of the fiscal year. During fiscal 2011, these individuals were:

  •
  Euan S. Thomson, Ph.D., our President and Chief Executive Officer;

  •
  Derek A. Bertocci, our Senior Vice President and Chief Financial Officer;

  •
  Chris A. Raanes, our Senior Vice President, Chief Operating Officer, who was promoted to Executive Vice President, Chief Operating Officer effective July 25, 2011;

  •
  Eric Pauwels, our former Senior Vice President, Chief Marketing Officer, who joined the Company on January 17, 2011 and terminated his employment effective September 20, 2011;

  •
  Theresa Dadone, our Senior Vice President, Human Resources; and

  •
  Eric P. Lindquist, our former Senior Vice President, Chief Marketing Officer, who resigned from the Company effective September 2, 2010.

        These executives were Accuray Incorporated's Named Executive Officers ("NEO" or "NEOs"), for fiscal 2011. (In this Compensation Discussion and Analysis, Accuray Incorporated is referred to as "our," "us," "we," or "the Company.")

        This Compensation Discussion and Analysis describes the material elements of our executive compensation program during fiscal 2011. It also provides an overview of our executive compensation philosophy, including our principal compensation policies and practices. Finally, it analyzes how and why the Compensation Committee of our Board of Directors arrived at the specific compensation decisions for our executives, including the NEOs, in fiscal 2011, and discusses the key factors that the Compensation Committee considered in determining their compensation.

Fiscal 2011 Highlights

        Accuray Incorporated is a technology company focused on the design, development, and marketing of radiation oncology treatment solutions that revolve around the patient.

        Fiscal 2011 Business Results.    In June 2011, the Company completed its acquisition of TomoTherapy Incorporated, thereby broadening the Company's product portfolio to include both radiosurgery and radiation therapy products and significantly increasing the Company's global presence. The TomoTherapy acquisition reflected the achievement of one of the Company's fiscal 2011 strategic objectives, which was to implement a product expansion strategy. The Company anticipates financial benefits from the acquisition, arising out of scale, operational efficiencies and synergies in particular in the G&A and marketing areas, as well as other areas.

        In addition, although the volatility in the global economic environment over the past few fiscal years has presented several challenges for the Company, in fiscal 2011 we achieved several significant financial results, as follows:

  •
  Generated $225.7 million in revenue (excluding adjustments associated with mergers and acquisitions) at 97.3% of our annual operating plan;

  •
  Achieved improvements in operational efficiency while reducing the expenses associated with our cost structure to levels that produced pre-tax and bonus profit (excluding expenses associated with mergers and acquisitions, major litigation and settlement expenses and any special charges) of $8.0 million; and

  •
  Generated new orders to backlog (comprising new purchase agreements as well as the addition of existing customer contracts to backlog upon the contracts' satisfaction of our backlog criteria) at 81% of our annual operating plan.

        The foregoing metrics are the metrics under the Executive Performance Bonus Plan, and are further discussed under the heading Fiscal 2011 Cash Incentive Award Opportunities and Payouts below.

        Significant Executive Compensation Actions.    As reflected in our compensation philosophy, we set the compensation of our executives, including the NEOs, based on their ability to achieve annual operational objectives that we believe further our long-term business objectives and to create sustainable long-term stockholder value in a cost-effective manner. Accordingly, our fiscal 2011 compensation actions and decisions were based on our executives' accomplishments in these dual areas.

        For fiscal 2011, the Compensation Committee determined that growth in new orders to backlog, maintenance of revenue despite the numerous challenges presented by the uncertain economic climate, and improved profits (through, among other things, enhanced operational efficiency) continued to represent the objectives most important to creating long-term stockholder value. At the same time, the Compensation Committee sought to maintain the stability and continuity of our management team, whose composition they viewed to be critical to the successful execution of our long-term business objectives. Accordingly, the Compensation Committee addressed the primary elements of our executives' compensation packages (base salary, annual cash incentive awards, and equity awards) with these goals in mind. For fiscal 2011, the Compensation Committee took the following actions with respect to the compensation of our executives, including the NEOs:

  •
  Moderately increased base salaries.  The base salaries of Dr. Thomson, Mr. Raanes and Ms. Dadone increased approximately 2.5%. This represented the first increase in Dr. Thomson's base salary in three years. The salary of Mr. Bertocci, our Chief Financial Officer was increased by 4% in order to bring his base salary more in line with the competitive market and closer in line with the market position of the base salaries of the other executive officers of Accuray.

  •
  Funded the bonus pool for annual cash incentive awards for executives at approximately 49.5% of the target level established at the beginning of the year.  While the funding methodology established at the beginning of the year for our annual cash incentive awards would have resulted in funding of the bonus pool for annual cash incentive awards for executives at 67.6% of the target level, the Compensation Committee exercised its negative discretion to reduce the annual incentive awards payable to NEOs to approximately 49.5% to exclude any results of operations that would have been attributable to the TomoTherapy product line during the period of June 10-30, 2011 because the bonus metrics had been developed solely on the basis of pre-acquisition Accuray products.

  •
  Approved stock option and RSU awards to address competitive market concerns, satisfy our retention objectives, and reward individual performance during fiscal 2010.  In making equity awards, the Compensation Committee took into consideration the fact that, consistent with our compensation philosophy, such awards further increased the NEOs' stake in the Company, thereby reinforcing their incentive to manage our business as owners and subjecting a significant portion of their total compensation to Company performance. Equity awards align with our growth strategy and provide significant leverage if our growth objectives are achieved, and place a significant portion of executive compensation at risk if our business strategy and results to do not result in returns to our stockholders.

  •
  Amended executive officers' employment letter agreements to reduce non-change of control-related severance benefits, eliminate single-trigger change of control acceleration for equity awards, and fix the term of each at two years.

        We also continued to maintain good governance standards in our executive compensation practices. The following policies remained in effect in fiscal 2011:

  •
  We do not provide perquisites or other personal benefits to our executives, including the NEOs. Our executives participate in broad-based company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees.

  •
  Separation of Board Chairperson and Chief Executive Officer positions. We have operated with these roles separated for several years.

  •
  No pension or nonqualified deferred compensation plans. We do not currently offer pension arrangements, retirement plans (other than our Section 401(k) employee savings plan), or nonqualified deferred compensation plans or arrangements to our executives, including the NEOs.

  •
  Use of an independent compensation consultant who reports directly to the Compensation Committee.

        Fiscal 2012 Compensation Actions.    In light of our acquisition of TomoTherapy, as well as ongoing assessments of industry best practices and a desire to more closely align executive officer compensation with Company performance, the Compensation Committee and Board of Directors have recently taken the following actions to enhance our compensation and governance practices, which are effective for fiscal year 2012:

  •
  Our Compensation Committee clarified our compensation philosophy, which continues to reflect objectives that tie executive pay to Company performance, drive business growth and link shareholder and executive interests.

  •
  Our Compensation Committee adjusted our compensation peer group for fiscal year 2012, such that (a) our peer group includes a larger number of peers, (b) our peer selection criteria reflects criteria more closely aligned to those of our growing company, and (c) we added a group of reference peers for the purposes of providing key labor market compensation data, and an understanding of the compensation practices and pay levels of larger industry companies.

  •
  Amended the Company's stock ownership guidelines for our executive officers and non-employee directors such that they require mandatory ownership levels rather than merely suggested guidelines. The amended requirements took effect July 1, 2011.

  •
  Expanded the Company's recoupment policy (which is reflected in both our Performance Bonus Plan and 2007 Incentive Award Plan) to include potential recoupment of performance-based or incentive compensation paid to executive officers in the event of a material reduction in the Company's publicly disclosed backlog figures, if the compensation received by such executive officers is greater than would have been paid or awarded if calculated based on the materially reduced backlog figures.

  •
  Approved awarding performance-based grants of restricted stock units to executives which will be released only on the achievement of performance goals established by the Compensation Committee, thereby putting a greater percentage of executive compensation at-risk, linking a greater percentage of executive compensation to measures of our business success, and further linking our executives' compensation to the creation of long-term stockholder value.

  •
  Amended Dr. Thomson's employment letter agreement to eliminate his guarantee to receive an annual option to purchase 40,000 shares of Company common stock.

        The Compensation Committee's decisions with respect to fiscal year 2011 and certain of its decisions with respect to fiscal year 2012 are discussed in further detail below. In addition, the compensation and benefits provided to our named executive officers for the last three years are set forth in the Summary Compensation Table and other tables that follow this Compensation Discussion and Analysis, and in the footnotes and narrative material that accompany those tables.

Background and Compensation Philosophy

        To achieve the Company's objectives, we need a highly talented and seasoned management team with the integrity, skills and dedication necessary to oversee a dynamic and growing organization and the vision to anticipate and respond to future market developments. Our executives must be capable of fulfilling the Company's long-term business strategy, including the successful integration of the newly acquired TomoTherapy organization and technologies into our business.

        Our executive compensation program is designed to attract, retain, motivate and appropriately reward individuals who can help us successfully execute our business strategy and promote the best interests of our stockholders. To achieve these objectives, our executive compensation program has been based on the following core principles:

  •
  Our executives should view their compensation as being tied to the long-term best interests of our stockholders;

  •
  Our executive compensation program should motivate and reward behavior consistent with Company and individual performance objectives as well as the Company's culture and organizational values;

  •
  Our executive compensation program should be sufficiently competitive relative to comparable medical device companies to attract and retain executives who can achieve the Company's strategic goals and create long-term stockholder value;

  •
  Our executive compensation program should recognize individual contributions as well as overall business results;

  •
  An executive's compensation should be appropriate in light of his or her experience, responsibilities and performance; and

  •
  Our executive compensation program should not encourage excessive or unnecessary risk-taking.

        In light of our acquisition of TomoTherapy, and due to ongoing assessments of industry best practices and a desire to more closely align executive officer compensation with Company performance, the Compensation Committee clarified the executive compensation philosophy for fiscal year 2012. The overarching philosophy approved by the Compensation Committee is to maintain an executive compensation program that emphasizes pay for performance, drives business growth, and links shareholder value and executive interests.

        The key objectives of the revised compensation philosophy include:

  •
  Attract, retain, motivate and reward the top talent that is necessary to make the most of the TomoTherapy acquisition and drive future business success;

  •
  Link short-term rewards with Company performance (both financial and strategic) and individual performance; and

  •
  Link long-term compensation with the creation of shareholder value.

        The foregoing principles and objectives form the foundation of our executive compensation philosophy, which is reflected in the various compensation elements—base salary, annual cash incentives, annual equity awards, performance equity awards and other benefits—that comprise our executive compensation program.

Compensation Process

        The Compensation Committee oversees our executive compensation philosophy and administers our executive compensation program. The Compensation Committee is responsible for reviewing the performance and approving the compensation of our executives, including the NEOs. The independent members of our Board of Directors are responsible for reviewing the performance of our Chief Executive Officer and approving his compensation. The Compensation Committee is also responsible for reviewing and recommending to our Board of Directors the compensation of our non-employee directors and establishing and regularly reviewing the compensation and benefits policies for our executives and salaried employees. For additional information on the Compensation Committee, including the scope of its authority, see Corporate Governance and Board of Directors Matters—Compensation Committee, below.

        At the beginning of each fiscal year, the Board of Directors, after consulting with management, establishes the corporate performance objectives for the Company, and the Compensation Committee, after consulting with management, reviews and approves the individual performance objectives for each executive officer other than the CEO, and makes decisions with respect to any base salary adjustment, target annual cash incentive award opportunities, and equity awards for our executives, including the NEOs, but excluding the CEO, for the upcoming year. The independent members of the Board of Directors, with recommendations from the Compensation Committee, review and approve the individual performance objectives for the CEO, and make decisions with respect to any base salary adjustment, target annual cash incentive award opportunities, and equity awards for our CEO. After the end of the fiscal year, the Compensation Committee assesses the performance of our executives, including the NEOs but excluding our CEO, to determine the payouts for the annual cash incentive award opportunities for the previous year, and the independent members of our Board of Directors assess the performance of our Chief Executive Officer to determine his annual cash incentive award payout.

  Role of Management

        To aid in its deliberations, each year our Chief Executive Officer provides recommendations to the Compensation Committee regarding the individual compensation elements for each of our executives, including the NEOs (other than himself). Prior to formulating these recommendations, our Chief Executive Officer conducts an annual performance review of our other executives to evaluate their performance for the prior fiscal year. Our Chief Executive Officer then presents the results of these evaluations, along with his recommendations with regard to their compensation, including base salary adjustments, annual cash incentive award opportunities and payouts, and equity awards, to the Compensation Committee for its consideration. Similarly, our Chief Executive Officer's performance is reviewed annually by the Compensation Committee as well as the independent members of the Board of Directors as part of their deliberations with respect to his compensation.

        Our Chief Executive Officer also meets with the Compensation Committee at the beginning of each year to assist the Compensation Committee in formulating the Company's performance objectives for each fiscal year and the individual performance objectives for each executive. For Executive Officers other than himself, the Chief Executive Officer considers performance and makes recommendations to the Compensation Committee with respect to base salary, annual incentive and long term equity compensation. In advance of making such recommendations, the Chief Executive Officer often consults with our Senior Vice President, Human Resources, who may discuss a range of pay for him to consider for executive officers other than our Senior Vice President, Human Resources and himself, which range is based on the Company's compensation philosophy, market data provided by the Compensation Committee's independent consultant, achievement of individual performance goals and objectives, and internal equity. The Compensation Committee reviews, discusses and modifies as appropriate the compensation recommendations made by the Chief Executive Officer.

        The Compensation Committee itself makes recommendations regarding the compensation of the Chief Executive Officer to the independent members of the Board of Directors, who approve all elements of the Chief Executive Officer's compensation.

        Typically, our Chief Executive Officer is present at Compensation Committee meetings where executive compensation and corporate and individual performance are discussed and evaluated (except when his own compensation and performance are discussed). From time to time, our Chief Financial Officer, General Counsel, and Senior Vice President of Human Resources may also attend Compensation Committee meetings at which executive compensation matters are discussed and participate in those discussions (except when their own compensation and performance are discussed).

  Role of Compensation Consultants

        Through March 2011, the Company and the Compensation Committee had engaged separate advisors to provide advice with respect to our compensation programs. Effective in April of 2011:

  •
  Management ceased to retain a separate compensation advisor (management had used Compensia, Inc. ("Compensia") for these purposes) such that it no longer has an advisor;

  •
  The Compensation Committee terminated its relationship with its prior advisor, Towers Watson and its predecessor, Watson Wyatt Worldwide Inc. ("Towers"), and

  •
  The Compensation Committee engaged a senior compensation consultant from Compensia (different from the prior consultant to management) to serve as its independent advisor to provide advice with respect to our compensation programs.

        Compensia advises the Compensation Committee with respect to trends in executive compensation, peer group selection, the determination of pay programs, the assessment of competitive pay levels and mix (for example, the proportion of fixed pay to incentive pay, and the proportion of annual cash pay to long-term incentive pay), and setting compensation levels. Compensia also consults with the Compensation Committee to formulate and design new programs to better align management performance with the interests of the Company's stockholders.

        Aside from its service to management through March of 2011 and engagement by the Compensation Committee beginning in April, 2011, Compensia did not perform any other services for the Company or the Compensation Committee in fiscal 2011.

        Towers served as the Compensation Committee's advisor from fiscal 2008 until April 2011. Through March of 2011, the Compensation Committee engaged Towers to serve as its advisor with respect to implementing our executive compensation program and determining the appropriate base salary levels, annual cash incentive awards, and equity awards for our executives by assessing the reasonableness of individual compensation elements and total direct compensation. Towers Watson also provided market data and advice with regard to the remuneration of our independent non-employee board members. Towers Watson did not perform any other services for the Compensation Committee or the Company in fiscal 2011.

  Competitive Positioning

        For fiscal 2011, the Compensation Committee allocated the compensation of our executives, including our NEOs, between cash and equity based on an analysis of the data reflected in the Radford 2010 High-Tech Industry Survey (the "Radford Survey") for companies with $200 to $500 million in annual revenue, as well as an assessment of the Company's performance and compensation practices against a peer group of 13 medical device companies with whom we compete for executive talent, which are in our industry sector and which have similar financial and organizational characteristics (collectively, the "Relevant Market Data"). The Radford Survey is a survey of companies in the medical device, software, and other high-technology industries. The peer group of 13 medical device companies was initially developed by the Company, with the assistance of Compensia, and submitted to the Compensation Committee for its review. The Compensation Committee, with the assistance of Towers Watson, evaluated the proposed peer group and provided input to the Company with respect to its composition. The final peer group for fiscal 2011 was approved by the Compensation Committee in March 2010.

        The companies comprising the peer group were selected on the basis of the following five criteria:

  •
  similar business focus (i.e., companies that develop and design highly technical devices and that have at least 30% of their business from international operations),

  •
  total revenue of approximately $100 million to $500 million,

  •
  employee population of up to approximately four times the number of employees of the Company,

  •
  market capitalization of .5 times to three times that of the Company, and

  •
  revenue per employee of .5 times to two times that of the Company.

        The table below summarizes where the Company falls relative to its peer group with respect to each of the five peer group criteria.

Criteria	Accuray FY 2010	Target for Peer Group	2011 Peer Group Median (Data as of 6/30/10)	Approximate Accuray Percent Rank
Revenue	$221.6M	0.5x - 2x	$264.9M	35th
Market Capitalization	$397.4M	0.5x - 3x	$683.0M	35th
Employees	451	0.5x - 2x	730	Below Peers
Revenue per Employee	$491,408	0.5x - 2x	$288,916	94th

        The Compensation Committee intends to annually review the composition of the peer group to ensure it is the most relevant set of companies to use for comparison purposes.

        For fiscal 2011, the Compensation Committee removed Intuitive Surgical, Inc from the fiscal 2010 peer group list, and replaced it with NuVasive, Inc. The Compensation Committee made this change to the fiscal 2011 peer group based on a determination that NuVasive more directly fit the criteria set forth above than did Intuitive Surgical, Inc. The peer group for fiscal 2011 comprised the following companies:

American Medical Systems Holdings, Inc.	HealthTronics, Inc.	TomoTherapy Incorporated
AngioDynamics, Inc.	Integra LifeSciences Holdings Corporation	Volcano Corporation
Cardiac Science Corporation	Masimo Corporation	ZOLL Medical Corporation
Cyberonics, Inc.	NuVasive, Inc.
Haemonetics Corp.	Sonosite, Inc.

        In evaluating the base salaries of our executives for fiscal 2011, establishing target award opportunities for annual cash incentive awards, and making equity awards, the Compensation Committee reviewed the Relevant Market Data to inform its decisions on individual compensation elements, including the competitive reasonableness of arrangements, and to ensure that its decisions were consistent with the Company's compensation philosophy and strategy. The Compensation Committee did not make its decisions based on targeting compensation to specific benchmarks against the survey and peer group data. The Compensation Committee took the above approach consistent with its intention to (i) set performance milestones for cash incentive compensation so that target level payouts would only be made if our executives and the Company performed at a superior level that would be difficult to achieve and (ii) provide our executives with the ability to earn above market compensation tied to performance in order to attract and retain the quality of executives necessary to successfully manage the Company.

        The Compensation Committee used a similar process to identify the fiscal year 2012 peer group, but revised the criteria in light of the changes in the Company following the TomoTherapy acquisition. The Compensation Committee also decided to increase the size of the peer group to 17 companies to provide more robust data samples. Three companies (Cardiac Science, Healthtronics and TomoTherapy) were removed from the 2011 list, as they had been acquired. The fiscal year 2012 peer group was selected based on the following criteria:

  Primary Factors:

  •
  similar business focus (i.e., companies that develop and design highly technical devices and that have at least 30% of their business from international operations);

  •
  total revenue of approximately $200 million to $900 million; and

  •
  positive revenue growth.

  Secondary Factors:

  •
  employee population of up to approximately three times the number of employees of the Company;

  •
  market capitalization of two-thirds times to three and a half times that of the Company; and

  •
  revenue per employee of one half times to two times that of the Company.

        The fiscal 2012 peer group approved by the Compensation Committee in May 2011 includes the following companies:

American Medical Systems Holdings, Inc.(1)	ICU Medical, Inc.	Sonosite, Inc.
AngioDynamics, Inc.	Integra LifeSciences Holdings Corporation	Thoratec Corporation
ArthroCare Corporation	Masimo Corporation	Volcano Corporation
CONMED Corporation	Merit Medical Systems, Inc.	Wright Medical Group, Inc.
Cyberonics, Inc.	Natus Medical Incorporated	ZOLL Medical Corporation
Haemonetics Corp.	NuVasive, Inc.

(1)
American Medical Systems Holdings, Inc. has been acquired since the May meeting of the Compensation Committee.

        In addition to the above core peer group, for fiscal year 2012, the Compensation Committee also approved a group of seven reference peers in order to provide key labor market compensation data and an understanding of the compensation practices and pay levels of larger industry companies. The reference peers were selected based on the following criteria:

  •
  Medical device, life science or pharmaceutical industry companies engaged in the development of technical products or pharmaceuticals that go through the clinical testing processes;

  •
  Revenue of approximately $1 billion to $5 billion; and

  •
  Based in the U.S., primarily California.

        The fiscal year 2012 reference peers include the following seven companies:

Allergan, Inc.	Intuitive Surgical, Inc.	Varian Medical Systems, Inc.
Edwards Lifesciences Corporation	ResMed Inc.	Watson Pharmaceuticals, Inc.
Illumina, Inc.

        The table below reflects percentile estimates of how the fiscal year 2011 compensation of our NEOs compares to the Company's fiscal year 2011 Relevant Market Data.

	2011 Estimated Pay Positioning vs. Market
Named Executive Officer	Base Salary	Target Total Cash	Actual Total Cash	Equity/LTI Value	Target Total Direct Comp.	Actual Total Direct Comp.
Euan Thomson, Ph.D., President and Chief Executive Officer	60%	65%	55%	35%	50%	45%
Derek Bertocci, Senior Vice President and Chief Financial Officer	60%	70%	55%	30%	50%	45%
Chris Raanes, Senior Vice President and Chief Operating Officer(1)	70%	75%	45%	25%	55%	40%
Eric Pauwels, Senior Vice President and Chief Marketing Officer(2)	>75th	>75th	—	New Hire		—
Theresa Dadone, Senior Vice President, Human Resources	70%	70%	60%	55%	65%	60%

(1)
Mr. Raanes was promoted to Executive Vice President, Chief Operating Officer effective July 25, 2011.

(2)
Mr. Pauwels joined the Company effective January 17, 2011, and terminated his employment with the Company effective September 20, 2011.

  Tally Sheets

        At least annually, with the help of the compensation consultant, the Compensation Committee reviews each executive's compensation history for the past three years, including each component of compensation and how it compared to market data. The Compensation Committee also reviews tally sheets setting forth the expected value of annual compensation and benefits for each named executive officer, including base salaries, potential annual cash incentive payouts and minimum and maximum levels, long-term incentive compensation, including the number of stock options and restricted stock awards granted and the fair value at grant, and the annualized cost of other benefits. The tally sheets also set forth the accumulated value of benefits and compensation to each NEO, including the accumulated value of equity grants and the accumulated value of potential payouts under different separation scenarios, including under our severance and change of control arrangements. Reviewing tally sheets each year facilitates the Compensation Committee's evaluation of the reasonableness of the total accumulated value of the compensation and benefits provided to each NEO. For 2011, the tally sheets served as a useful check on total annual compensation for each executive officer and relative compensation among the executive officers, but did not affect any specific decision relating to the NEOs' annual compensation.

  Pay for Performance

        We believe that there should be a strong relationship between pay and performance, and our executive compensation program reflects this belief. In particular, annual cash incentive awards and equity awards represent a significant portion of our executive compensation program, as reflected in the chart below, and this variable compensation is considered "at-risk" as it is directly dependent upon the achievement of pre-established goals and stock price appreciation and performance:

  •
  Annual cash incentives, paid under the Performance Bonus Plan, are intended to link executive rewards to Company and individual performance, upon achieving pre-determined goals. The bonus pool only funds if the Company achieves pre-determined performance metrics, making these cash incentives entirely at risk. If the bonus pool funds, 65% of each executive's bonus is tied to Company performance. The remaining 35% of the pool is allocated based on the achievement of individual performance metrics. Accordingly, if the bonus pool does not fund, no executive would be entitled to any cash incentive under the Performance Bonus Plan at all, regardless of such executive's performance against his or her individual performance goals. Even if the pool funds and the metrics are achieved, the Compensation Committee may exercise negative discretion to reduce the size of the awards, as they chose to do for fiscal 2011.

  •
  The exercise price of stock options granted under our equity incentive plans is equal to the fair market value of the common stock on the date of grant, so the options will yield value to the executives only if the stock price appreciates.

  •
  Full-value awards (in the form of RSUs) remain a minority component of the executive's equity awards. The Compensation Committee believes that this element offers a strong retention component to our overall compensation program.

  •
  Beginning in fiscal year 2012, the Company is awarding performance-based grants of restricted stock units to executives, which will be released only on the achievement of performance goals established by the Compensation Committee, thereby putting a greater percentage of executive compensation at-risk, linking a greater percentage of executive compensation to measures of our business success, and further linking our executives' compensation to the creation of long-term stockholder value.

  Target Pay Mix

        The following charts illustrate for our NEOs, the allocation of both fiscal year 2011 and 2012 target total direct compensation between base salary, cash incentives and equity compensation elements. All elements, except base salary, are considered, "at-risk":

(1)
Fiscal 2011 target pay reflects 2011 base salary, target incentive compensation and actual stock option and restricted stock unit grants (based on the awards' grant date fair value under FASB ASC Topic 718).

(2)
Fiscal 2011 other NEOs excludes Mr. Lindquist, whose employment terminated as of his resignation on September 2, 2010 and Mr. Pauwels, as he received a new hire equity grant.

(3)
Fiscal 2012 target pay reflects 2012 base salary, target incentive compensation, actual time-based stock option, restricted stock unit and performance-based restricted stock unit grants (based on the $3.90 closing price of Accuray's common stock on September 23, 2011 and a $2.03 Black-Scholes value at the time of modeling).

(4)
Fiscal 2012 other NEOs excludes Mr. Lindquist, whose employment terminated as of his resignation on September 2, 2010, Mr. Pauwels, who terminated his employment effective September 20, 2011, and Mr. Raanes, as he received a promotional equity grant.

  Relationship between Total Shareholder Return and Chief Executive Officer Compensation

        The following chart illustrates the directional relationship between the Company's total shareholder return and Chief Executive Officer Compensation from fiscal year 2009 through fiscal year 2011.

Accuray 3-Yr CEO Total Direct Compensation vs. Company TSR

(1)
Total Direct Compensation is equal to base salary, annual incentive awards, equity grant value and all other compensation, as reported in the Summary Compensation Table below.

(2)
Total Shareholder Return calculation assumes a stock price of $6.64 for 2009 fiscal year end, $6.63 for 2010 fiscal year-end, and $8.01 for 2011 fiscal year end. The indexed calculation divides the fiscal year end price by the 2009 fiscal year end price.

Compensation Elements

        During fiscal 2011, the compensation of our executives, including the NEOs, consisted of the following elements:

  •
  Base salary;

  •
  An annual cash incentive award opportunity;

  •
  Equity awards; and

  •
  Other benefits.

  Base Salary

        We believe that a competitive base salary is the essential foundation to providing an appropriate total direct compensation package for our executives, including the NEOs. We use base salary to fairly and competitively compensate our executives for the jobs we ask them to perform. We view base salary as the most stable component of our executive compensation program, as this amount is not at risk.

        The Compensation Committee makes adjustments to base salary when it believes there is a deviation from market, when an individual is promoted or assumes an increase in responsibility, or when the Compensation Committee determines that an individual's performance warrants an increase. The Compensation Committee reviews the base salary levels of our executives each year to determine whether an adjustment is warranted.

        In reviewing the base salaries of our executives during fiscal 2011, the Compensation Committee considered the 50th to 60th percentiles of the Relevant Target Data, but did not target pay in this range. Rather, each executive's performance against his or her goals and objectives over the previous fiscal year as evaluated by our Chief Executive Officer, his or her experience and responsibilities, the critical nature of the executive's position relative to the Company's success, the Company's retention needs, and the Relevant Market Data were considered. In formulating his recommendations to the Compensation Committee with respect to base salary adjustments, our Chief Executive Officer also considered internal equity among our executives.

        For fiscal 2011, the Compensation Committee moderately increased the base salaries of the NEOs from their fiscal 2010 levels. The base salaries of Dr. Thomson, Mr. Raanes and Ms. Dadone were increased approximately two and a half percent. This represented the first increase in Dr. Thomson's base salary in three years. The salary of Mr. Bertocci was increased by four percent, in order to bring his base salary more in line with the competitive market, as reflected in the Relevant Market Data, and closer in line with the market position of the base salaries of the other executive officers. The base salaries paid to the NEOs during fiscal 2011 are reported in the Summary Compensation Table below.

        For fiscal 2012, the Compensation Committee increased the base salaries of the NEOs, effective October 1, 2011, as follows:

Named Executive Officer	Fiscal 2011 Salary(1)	Fiscal 2012 Salary(1)
Euan S. Thomson, Ph.D.	$512,500	$530,500
Derek Bertocci	$312,000	$322,920
Chris A. Raanes	$353,286	$386,848
Theresa Dadone	$240,640	$249,062

(1)
Note, the salaries reflected for both fiscal 2011 and fiscal 2012 became, and will become, effective on October 1 of each such year, respectively.

        Mr. Lindquist's employment as Senior Vice President, Chief Marketing Officer terminated effective as of his resignation on September 2, 2010. We provided certain severance payments and benefits to him as described in further detail under Employment, Change in Control and Severance Arrangements—Eric P. Lindquist, below. Mr. Pauwels terminated his employment as Senior Vice President, Chief Marketing Officer effective as of September 20, 2011. We did not provide any severance payments or benefits to him in connection with his termination.

  Annual Cash Incentives

        Annual cash incentive awards serve to reinforce our performance-based culture. On average, the Compensation Committee believes in providing our executives, including the NEOs, with a total target cash compensation opportunity above the market median tied to the achievement of pre-established corporate and individual performance objective. As with base salary, each executive's annual cash incentive opportunity is set with reference to each executive's performance over the previous fiscal year as evaluated by our Chief Executive Officer, his or her experience and responsibilities, the critical nature of the executive's position relative to the Company's success, the Company's retention needs, and the Relevant Market Data.

        During the first quarter of each fiscal year, the Compensation Committee, reviews and approves the corporate and individual performance objectives for the current fiscal year's annual cash incentive awards and reviews and approves the target award opportunity for each executive, including the NEOs, but excluding the Chief Executive Officer, whose performance objectives and target award opportunity are reviewed and approved by the independent members of the Board. For fiscal 2011, the target award opportunity for Dr. Thomson was equal to 100% of his base salary, the target award opportunities for Messrs. Bertocci, Raanes, and Pauwels were equal to 65% of their respective base salaries, and the target award opportunity for Ms. Dadone was equal to 50% of her base salary. These target percentages were unchanged from the prior fiscal year for each executive who was employed by the Company in the prior fiscal year. The Compensation Committee recognizes that the performance of certain of the NEOs has a greater potential to impact the Company's strategy and financial performance, and therefore believes it is appropriate that the target award opportunities of those executives be higher than the opportunity for others.

  Fiscal 2011 Cash Incentive Award Opportunities and Payouts

        Our executives, including the NEOs, are eligible to participate in the Performance Bonus Plan, which was adopted by the Compensation Committee and approved by the Company's stockholders at our 2009 Annual Meeting. The Performance Bonus Plan has been structured and is operated with the intent that the compensation paid under the plan will qualify for deductibility under Section 162(m) of the Code. For fiscal 2011, our annual cash incentive awards were designed to reward our executives, including the NEOs, based on the Company's performance and the individual executive's contribution to that performance. In establishing the fiscal 2011 cash incentive award program, the Compensation Committee determined that the award opportunities for all of our executives, including the NEOs, should be closely linked to achieving corporate performance objectives.

        The bonus pool under the Performance Bonus Plan only funds if the corporate performance objectives established by the Compensation Committee are achieved at threshold levels established by the Committee, making these cash incentives entirely at risk. For each NEO, 65% of the target award payment is based on our Company's performance and 35% of the target award payment is based on achievement of individual performance metrics, but both components are contingent on the bonus pool funding and are therefore entirely at risk. Accordingly, if the bonus pool does not fund, no executive would be entitled to any cash incentive under the Performance Bonus Plan, regardless of such executive's performance against his or her individual goals.

        To the extent the bonus pool funds, the Performance Bonus Plan entitles each executive to 65% of the funded percentage of his or her target award payment due to Company performance, provided that the Compensation Committee may exercise negative discretion to reduce the overall funding percentage and/or to reduce any individual award. The Compensation Committee (and the independent members of the Board of Directors, for the Chief Executive Officer) has discretion to award more or less than the remaining 35% of the funded percentage of each executive's target award, provided that payments to the executive team as a whole may not exceed pro-rata funding of the bonus plan (such that the executive team as a whole may not receive greater than the funded percentage of the target awards payable to that group as a whole), and in no case may any executive receive in excess of 150% of his or her target award. For fiscal 2011, the Compensation Committee established three specific corporate performance measures. Each of the three measures was weighted equally, and all of them were applicable in the same manner to all of our executives, including the NEOs. The Compensation

Committee set target amounts and minimum funding thresholds with respect to each performance measure, requiring that the Company achieve the minimum threshold set for each measure, in order for any funding to occur relative to that measure. The performance measures and their relative weightings, target amounts and minimum funding thresholds for fiscal 2011, as well as the actual performance measures attained and their respective weights, were as follows:

Performance Measure	Weighting	Target	Minimum Threshold	Actual	% Plan Attained	Weighted % Plan Attained
Revenue(1)	33.3%	$232 million	$199 million (86%)	225.7 million	97.3	28
Profit before Tax and Bonus(2)	33.3%	$7.4 million	($6.8 million)	8.0 million	108.1	35
Orders to Backlog	33.3%	70 new orders added to backlog	56 orders (80%)	57 new orders	81.4	5

(1)
Excludes adjustments associated with mergers and acquisitions.

(2)
Excludes expenses associated with mergers and acquisitions, creation of strategic relationships and alliances, major litigation and settlements and any special charges.

        The revenue measure was determined in accordance with GAAP, excluding adjustments associated with mergers and acquisitions. The profit before tax and bonus measure consisted of profit as determined in accordance with GAAP, including equity compensation expenses but excluding expenses associated with mergers and acquisitions activity, creation of strategic relationships and alliances, major litigation and settlement expenses and any special charges. Special charges include, but are not limited to, unusual expenses as described in management's discussion and analysis of financial conditions and results of operations appearing in the Company's Annual Report, and/or special charges associated with Board approved business development activities not otherwise described above. To be reported in our backlog, an order must meet the Company's pre-established backlog criteria.

        The Compensation Committee assessed corporate performance with respect to each of the three performance measures, and determined that threshold performance had been achieved for each measure. The funding with respect to each measure was based on a funding slope in a straight line from ten percent at the minimum threshold level, to 100%, at the target amount. In the event any of the performance measures had been achieved at greater than the target level, the maximum funding opportunity for each metric would have been 150% funding.

        Based on these actual corporate performance results, the funding methodology would have resulted in funding of the plan pool at 67.6% of the target level. Under our Performance Bonus Plan, however, the Compensation Committee is permitted to exercise negative discretion to reduce or eliminate the amount of the awards otherwise payable to executives under the Plan. The Compensation Committee elected to exercise such negative discretion to reduce the annual cash incentive awards payable to executives, including the NEOs, to approximately 49.5%, to exclude any results of operations that would have been attributable to the TomoTherapy product line during the period of June 10-30, 2011 because the bonus metrics had been developed solely on the basis of pre-acquisition Accuray products. 65% of each executive's bonus was based on our Company's performance. The remaining 35% of the pool was allocated among the executive officers based on the achievement of individual performance metrics. Their collective payouts did not exceed their pro-rata funding of the bonus plan.

        For each of our executives, including the NEOs, 65% of their annual cash incentive awards were dependent on achieving the corporate performance measures described above, and 35% were dependent on achieving individual qualitative performance goals and objectives, which are discussed below. Individual qualitative goals and objectives, which were generally tailored to each individual executive's functional area of responsibility, were established for each executive (other than Mr. Pauwels, who joined the Company in January 2011) in August 2010. For fiscal 2011, the primary individual performance objective for each of our NEOs was to work toward achieving the corporate performance objectives described above. In addition, each NEO was given several individual management objectives, as follows:

  •
  Dr. Thomson's principal individual management objectives included implementing the Strategic Alliance Agreement with Siemens; implementing a CyberKnife market expansion strategy; developing a corporate communications strategy; and implementing a product expansion strategy.

  •
  Mr. Bertocci's principal individual management objectives included implementing phase I of a new ERP system; working with other members of Accuray management to improve gross margins of new orders and reduce costs of goods sold; developing financial models to provide consistent analysis of growth options and common standards for evaluation; and attending investor conferences and making road show trips to meet investors outside of conferences.

  •
  Mr. Raanes's principal individual management objectives were to implement the Strategic Alliance Agreement with Siemens, implement a CyberKnife market expansion strategy, implement a product expansion strategy, implement an operational excellence strategy by reducing costs of goods sold and developing the Company's service program, and develop and execute a China business plan.

  •
  Mr. Pauwels' principal individual management objectives included building a strategic marketing team; developing marketing strategies to increase CyberKnife utilization for certain indications; developing the Company's global pricing strategy; and executing certain other growth and strategic objectives.

  •
  Ms. Dadone's principal individual management objectives included redesigning and launching the Company's employee survey to measure employee engagement; implementing a leadership development program; developing and implementing an internal communications strategy.

  •
  Mr. Lindquist's principal individual management objectives, until his resignation on September 2, 2010, included developing strategies for expanding the market and utilization of the CyberKnife system; implementing a product expansion strategy; and developing and implementing a corporate communications strategy.

        The annual cash incentive award targets and payouts made to the NEOs in fiscal 2012 for fiscal 2011 performance were as follows:

Fiscal 2011 Performance Bonus Plan Payouts

				Actual Payout
	Target
			Fiscal 2011 Total Actual Opportunity ($)(3)	Bonus Amount tied to Company Performance ($)	Bonus Amount tied to Individual Performance ($)	Total Payout
Named Executive Officer(1)	(%)	($)
Euan S. Thomson, Ph.D.	100%	509,375	252,075	163,849	88,226	252,075
Derek A. Bertocci	65%	200,850	99,395	64,607	37,631	102,237
Chris A. Raanes	65%	228,290	112,974	73,433	42,859	116,292
Eric Pauwels(2)	65%	92,950	45,998	29,899	19,451	49,350
Theresa Dadone	50%	119,615	59,194	38,476	23,586	62,062

(1)
Mr. Lindquist's employment as Senior Vice President, Chief Marketing Officer terminated effective as of his resignation on September 2, 2010.

(2)
Mr. Pauwels terminated his employment as Senior Vice President, Chief Marketing Officer effective as of September 20, 2011.

(3)
The fiscal 2011 Total Actual Opportunity is derived by multiplying the approximate 49.5% funding level by the at-target annual cash incentive award opportunity for each NEO.

        The annual incentive award payouts for fiscal 2011 performance made to the NEOs are reported in the Summary Compensation Table below. Additional information about these awards is reported in the Grants of Plan-Based Awards Table below.

  Fiscal 2012 Cash Incentive Awards—Performance Bonus Plan

        For fiscal 2012, the Performance Bonus Plan has the following three financially oriented corporate performance measures, each of which will be weighted as follows:

Revenue	Net Dollars into Backlog	Gross Margin
40%	30%	30%

        Each measure will be calculated based on non-GAAP numbers, which will be calculated in a manner consistent with the non-GAAP numbers reported in our quarterly earnings releases, provided that the Compensation Committee may, in its discretion, approve additional exclusions. To be reported in our backlog, an order must meet the Company's fiscal year 2012 backlog criteria.

        We have retained the concept of individual targets and performance thresholds for each corporate performance measure, which thresholds must be achieved in order for the portion of the bonus pool tied to each such measure to fund. The funding with respect to each measure will be based on a funding slope in a straight line from ten percent at the threshold to 100% at the target, and another straight line from 100% at the target to 150% at the maximum.

        The target bonuses for our NEOs, as a percentage of base salary, did not change from their prior year's percentages. As in fiscal 2011, 65% of each executive's annual cash incentive awards will be dependent on achieving the corporate performance measures, and 35% will be dependent on achieving their individual qualitative performance goals and objectives.

  Equity Compensation

        We believe that equity awards provide a strong alignment between the interests of our executives, including the NEOs, and our stockholders. Accordingly, the Compensation Committee seeks to provide motivation to our executives through the use of equity awards consistent with the reasonable management of the Company's overall equity compensation expense and stockholder dilution. The Compensation Committee grants equity awards, which, to date, have consisted entirely of stock options and restricted stock unit ("RSU") awards, to our executives, including the NEOs, in the first quarter of each fiscal year, as a reward for past corporate and individual performance, as an incentive for future performance, and as a retention tool. In determining the size of each executive's equity award, the Compensation Committee considers the 50th to 60th percentiles of the relevant market data, but does not target equity grants in this range. Rather, the size of an executive's equity award is determined by the Compensation Committee after considering his or her performance against his or her individual goals and objectives over the last fiscal year as evaluated by our Chief Executive Officer (or, with respect to the Chief Executive Officer, as evaluated by our Board of Directors), an evaluation of his or her total compensation package, an evaluation of his or her accumulated equity holdings, the critical nature of the executive's position relative to the Company's success, the Company's retention needs and the Relevant Market Data.

  Fiscal 2011 Equity Awards

        In determining the fiscal 2011 executive equity awards, management, with the assistance of Compensia, as its fiscal 2011 compensation consultant, presented the Compensation Committee with a potential range of equity grant values for each executive around the 50th percentile of the Relevant Market Data. The values were split evenly among stock options and RSUs, as the Compensation Committee believes that this approach is consistent with market practice, and is warranted due to a desire to balance performance and retention objectives and to facilitate executive stock ownership. The number of RSUs was determined using a three options for every one RSU conversion ratio. The number of shares reflected in the ranges presented to the Compensation Committee was based on a $6.80 stock price (the average closing Accuray stock price from February 1 to February 26, 2010) and a $3.90 Black-Scholes value at the time of modeling.

        The Compensation Committee assessed each executive's individual performance, outstanding equity holdings, internal equity, role hierarchy and retention needs in approving an equity grant to each executive within the range presented to the Compensation Committee. For example, Theresa Dadone's grant was made in consideration of her equity holding position at that time, which was of very low outstanding equity value relative to other executives.

        In addition, pursuant to Dr. Thomson's employment letter agreement, subject to approval by our Board of Directors or the Compensation Committee and pursuant to our incentive award plan, we have agreed to grant Dr. Thomson an option to purchase 40,000 shares of our common stock not later than the first regularly scheduled meeting of our Board of Directors of each calendar year during the period of his employment by us. Each such option will be granted with an exercise price per share equal to the fair market value of a share of our common stock on the date of grant and will vest in equal monthly installments over a 4-year period from the date of grant.

        The equity awards made to the NEOs in fiscal 2011 are reported in the Summary Compensation Table below. Additional information about these awards, including the number of shares subject to each award and the award's grant date fair value, is reported in the Grants of Plan-Based Awards Table below.

  Fiscal 2012 Equity Awards

        As in fiscal year 2011, the Chief Executive Officer proposed grant numbers to the Compensation Committee for each of the executive officers, other than himself. The Compensation Committee reviewed the Chief Executive Officer's recommendations, and after assessing each executive's individual performance and outstanding equity holdings, internal equity, role hierarchy and retention needs, determined the awards it wished to approve for each executive, other than the Chief Executive Officer. For each of the executives other than the Chief Executive Officer, the Compensation Committee decided to award a mix of equity vehicles that include stock options, RSUs and performance-based RSUs (or PSUs), such that 50% of the shares granted are in the form of stock options, 13% are in the form of RSUs, and 37% are in the form of PSUs. However, for our Chief Executive Officer, the independent members of our Board of Directors decided to award a mix of equity vehicles such that 36% of the shares granted are in the form of stock options, 14% are in the form of RSUs and 50% are in the form of PSUs.

        The Compensation Committee believes that tying a greater portion of the executives' equity to performance criteria better aligns the executives' goals with both the Company's strategic plans and with the interests of the Company's stockholders. Because the Chief Executive Officer is ultimately responsible for the Company achieving its strategic objectives, the independent members of our Board of Directors believe it appropriate to award half of his equity in PSUs. The PSUs will vest based on the achievement of certain pre-determined goals by the end of a specified performance period. One hundred percent of the awards subject to the grant will vest upon achievement of the goals, but if the performance goals are not achieved by the end of the performance period, the awards will be forfeited.

        Effective October 1, 2011, Dr. Thomson's employment letter agreement has been amended such that it eliminates his guarantee to receive an annual option to purchase 40,000 shares of common stock at the beginning of each calendar year.

  Patent Award Program

        The Company maintains a patent award program, the purpose of which is to encourage, recognize and reward creativity and innovation. All regular, full time Company employees, including executives, are eligible to participate in this program. Various levels of awards are provided to encourage and reward identification and submission of invention disclosures, subsequent filing of patent applications and final issuance of a United States Patent. The various awards provided under the program are as follows:

  •
  $50 is awarded to each named employee on an invention disclosure.

  •
  $1000 is awarded to each named inventor in an original non-provisional patent application filed in the U.S. Patent and Trademark Office.

  •
  $2000 is awarded to each named inventor in an issued U.S. Patent.

  •
  In the event in excess of three inventors file patent applications or are granted patents, the maximum awards are $3000 and $6000, respectively, to be shared equally by the inventors who are Accuray employees. Inventors who are not full-time Company employees at the time the award is made are not eligible to receive the award.

        Awards are made on the last day of the fiscal quarter in which the award was earned. The Company's patent committee or Senior Vice President and General Counsel may, increase the monetary awards identified above on a case-by-case basis in extraordinary circumstances.

        In addition, it is the Company's practice to reimburse employees who receive awards under the program for any taxes they are required to pay with respect to such awards.

        In fiscal year 2011, both Dr. Thomson and Mr. Raanes were granted awards under the Company's patent award program, which are reflected in the Summary Compensation Table below.

Employment, Change in Control and Severance Arrangements

        We have entered into employment letter agreements with each of our executives, including the NEOs, to document the material terms and conditions of the executives' employment, including his or her annual base salary, target annual cash incentive award opportunity and equity awards. We amended and restated each executive's employment letter agreements (other than Mr. Pauwels, who was hired in January of 2011 and entered into a new employment letter agreement at that time) for purposes of making them more consistent with market practices. Each executive officer's employment letter agreement (including Mr. Pauwels' agreement) includes a two year term and specifies the payments and benefits that each executive will receive upon a termination of his or her employment under certain circumstances or in the event of a termination within three months before or twelve months following a change in control of the Company. In addition, these agreements protect the Company's interests in the event of a termination of employment by stipulating the rights and responsibilities of the parties and prohibiting these individuals from engaging in certain specific activities harmful to the Company, including disclosing the Company's confidential information, soliciting the Company's employees, and engaging in certain competitive business activities.

        These arrangements were entered into for the following reasons:

  •
  Assist us in retaining talented executives in a competitive market;

  •
  Permit our executives to focus on the business of the Company;

  •
  Eliminate any potential personal bias of an executive against a transaction that is in the best interest of the Company and its stockholders;

  •
  Avoid the need for, and costs associated with, individually negotiating severance payments and benefits with our executives; and

  •
  Provide the Company with the flexibility needed to react to a continually changing business environment.

        The Compensation Committee believes that these agreements serve several important objectives. First, they provide a desired level of transparency, both within and outside the Company. Internal transparency benefits the Company by eliminating the need to negotiate severance benefits on a case-by-case basis at the time of termination. They also assure our executives that their severance benefits are based on a consistent framework that differentiates the level of payments and benefits between individuals based on their position and level of responsibility. In addition, this approach is easier for the Company to administer and requires less administrative time and expense than negotiating severance benefits at the time of termination.

        Generally, our executives, including the NEOs, are eligible for severance payments and benefits in the event of their termination of employment by the Company without "cause" or by the executive for "good reason", or for failure of the Company to extend the term of the employment letter agreement or offer a new agreement with a term of at least two years, and which contains severance provisions that are comparable to the median benefits of similarly situated executives in a peer group established by the Compensation Committee, in each case, provided that the executive executes a general release of claims.

Post-Employment Compensation—Retirement Plans

        Other than our tax-qualified Section 401(k) employee savings plan described in the following paragraph, we do not currently maintain, nor do we have plans to provide, pension arrangements, retirement plans or nonqualified deferred compensation plans or arrangements for our executives, including the NEOs, and other employees.

        We maintain a tax-qualified Section 401(k) employee savings plan that provides all regular employees with an opportunity to save for retirement on a tax-advantaged basis. Under this plan, participants may elect to defer a portion of their annual compensation on a pre-tax basis and have it contributed to the plan subject to applicable annual Code limits. Pre-tax contributions are allocated to each participant's individual account and are then invested in selected investment alternatives according to the participants' directions. In November of 2010, the Compensation Committee approved amending our matching program such that, effective January 1, 2011, we match 50% of participant contributions to the plan, , up to a maximum contribution of six percent of base salary per participant per year. Company matching contributions to the 401(k) employee savings plan vest over a period of four years, such that the vesting percentage increases by 25% on each of the first four anniversaries of an employee's service, such that on the fourth anniversary of an employee's service, the employee is fully vested in the Company matching contribution. As a tax-qualified retirement plan, contributions to the plan and earnings on those contributions are not taxable to participants until distributed from the plan and all contributions are deductible by us when made.

        We view this plan as serving two important objectives. First, it encourages our executives, including the NEOs, and other employees to commit to long-term service with the Company. Second, it enables them to save a portion of their annual compensation for their eventual retirement.

        Since the amounts set aside for retirement under the plan are largely drawn from participants' annual compensation and the Company matching contribution is modest, the Compensation Committee does not consider plan participation when making compensation decisions for our executives, including the NEOs.

Health, Welfare, and Other Employee Benefits (including Perquisites)

        We provide health and welfare benefits to our executives, including the NEOs, on the same terms and conditions as all of our full-time, salaried employees. These benefits include group medical, life, and disability insurance and matching Company contributions to our Section 401(k) employee savings plan.

        In circumstances where the Company is recruiting a candidate who would have to move to accept our job offer, the Company may agree to reimburse certain of such employee's relocation expenses. For example, the Company agreed to reimburse Mr. Pauwels for certain temporary housing expenses, expenses incurred in connection with home buying trips, home sale and home purchase expenses, moving expenses and travel expenses.

        We do not provide perquisites or other personal benefits to our executives, including the NEOs.

Other Compensation Policies

  Stock Ownership Guidelines

        In May 2011, our Board of Directors adopted Amended and Restated Corporate Governance Guidelines to help ensure that the Company is managed in the best long term interests of the Company's stockholders, to promote effective functioning of the Board and its committees and to provide a flexible framework within which the Board may conduct its oversight of the Company's business. The Corporate Governance Guidelines include executive officer and non-employee director stock ownership guidelines, which were amended and restated effective July 1, 2011 to become requirements rather than merely guidelines, require certain executive officers and non-employee directors of the Company to own shares of the Company's common stock, as follows:

  •
  Non-employee directors:  the lesser of (a) the number of shares having a value equal to at least three times the non-employee director's regular annual cash retainer and (b) 10,000 shares;

  •
  Chief Executive Officer:  the lesser of (a) the number of shares having a value equal to three times annual base salary and (b) 175,000 shares;

  •
  Chief Financial Officer, Chief Operating Officer and Chief Marketing Officer:  the lesser of (a) the number of shares having a value equal to one times annual base salary and (b) 40,000 shares; and

  •
  General Counsel:  the lesser of (a) the number of shares having a value equal to one times annual base salary and (b) 17,500 shares.

        Executive officers and non-employee directors and Executive Officers have five years from the later of July 1, 2010 and the date of election or appointment to attain the foregoing ownership levels. The Company expects each executive officer and non-employee director to retain at least 25% of the net shares he or she receives pursuant to all Company equity awards (excluding shares sold to cover (i) the exercise price of any Company options and/or (ii) taxes), until the foregoing ownership levels are achieved. All of the NEOs currently employed by the Company are in compliance with the Stock Ownership Requirements.

  Recoupment ("Clawback") Policy

        To further align our executive compensation program with the interests of the Company's stockholders, the Company's Performance Bonus Plan and 2007 Incentive Award Plan include a recoupment policy, which was amended in June of 2011 to capture material reductions in our publicly disclosed backlog figures. The recoupment policy provides that, in the event the Company is required to restate its financial results or materially reduce publicly disclosed backlog figures, our Board of Directors will review the conduct of executive officers in relation to the restatement. If it determines that an executive officer has engaged in misconduct, or otherwise violated the Company's Code of Conduct and Ethics for Employees, Agents and Contractors, and that such misconduct or violation contributed to the restatement or to the improper inclusion of a proposed system sale in publicly disclosed backlog, then our Board of Directors may, in its discretion, take appropriate action to remedy the misconduct or violation, including, without limitation, seeking reimbursement of any portion of any performance-based or incentive compensation paid or awarded to the executive officer that is greater than would have been paid or awarded if calculated based on the restated financial results or materially reduced backlog figures, to the extent not prohibited by governing law.

  Equity Award Grant Practices

        Historically, the Compensation Committee has granted stock options and/or RSU awards to our employees, including our executives, when they first join the Company. Typically, new hire stock options and RSUs are granted at the first meeting of the Compensation Committee in the month following an employee's first day of employment.

        Follow-on awards are considered as part of our focal review process. We do not seek to time the grant of stock options and RSUs to take advantage of information, either positive or negative, about the Company that has not been publicly disclosed.

        We grant stock options with an exercise price that is equal to the fair market value of the shares of the Company's common stock on the date of grant. We do not have a policy of granting stock options with an exercise price that is less than the fair market value of the Company's common stock. The exercise price for our stock options is based on the last quoted price per share of the Company's common stock as reported on the NASDAQ Global Select Market on the date of grant.

        We also have an insider trading policy that prohibits trading in shares of the Company's common stock while in possession of material, non-public information, unless trading is in connection with a previously established Exchange Act Rule 10b5-1 plan.

Regulatory Considerations

  Section 162(m)—Deductibility of Remuneration in Excess of $1 Million

        Section 162(m) of the Code limits the amount that the Company may deduct as compensation expense for federal income tax purposes with respect to the remuneration paid to our Chief Executive Officer and each of the three other most highly compensated executive officers of the Company (other than our Chief Financial Officer) to $1 million per person per year. There are certain exemptions to this deduction limit, including an exemption for remuneration that qualifies as "performance-based compensation" (that is, certain compensation that is payable solely upon achieving objective performance criteria).

        We intend to operate our executive compensation program to maximize the deductibility of the remuneration paid to the NEOs to the extent that the Compensation Committee believes that doing so is in the best interests of the Company. Consequently, in determining which compensation elements are to be paid to our executives, and how they are weighted, the Committee intends to take into account whether a particular form of compensation will be deductible under Section 162(m). In addition, the Company's 2007 Incentive Award Plan has been designed to permit the Committee to grant stock options and other awards which will qualify as "performance-based compensation" under Section 162(m), and the Company's Performance Bonus Plan has also been designed to permit the annual incentive compensation grants made to executives to qualify as "performance-based compensation" under Section 162(m).

        While we cannot predict how the $1 million deduction limit may impact our executive compensation program in future years, the Compensation Committee intends to maintain an approach to executive compensation that strongly links pay to performance. However, the Committee may, in its judgment, authorize and pay compensation that does not satisfy the requirements of this or any of the other exemptions to the $1 million deduction limit when it believes that such compensation is necessary and appropriate to attract and retain key executives.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth the compensation for each of fiscal years 2011, 2010 and 2009 earned by our principal executive officer, principal financial officer, the three other highest paid executive officers, and one former executive officer who was one of the three most highly compensated executive officers during fiscal 2011 but was not serving as an officer at the end of the fiscal year. We refer to these executive officers as our NEOs.

Name and Principal Position	Year	Salary ($)(5)	Bonus ($)(6)	Stock Awards ($)(7)	Option Awards ($)(7)	Non-Equity Incentive Plan Compensation ($)(8)	All Other Compensation ($)(9)	Total ($)
Euan S. Thomson, Ph.D.,	2011	509,375	2,550	252,014	450,490	252,075	5,751	1,472,255
President and Chief Executive	2010	500,000	—	—	719,200	400,000	3,581	1,622,781
Officer	2009	500,000	—	—	816,792	300,000	3,476	1,620,268
Derek A. Bertocci,	2011	309,000	—	87,514	142,900	102,237	6,086	647,737
Senior Vice President,	2010	300,000	—	—	237,328	167,700	3,385	708,413
Chief Financial Officer(1)	2009	150,000	—	—	778,113	70,100	2,992	1,001,205
Chris A. Raanes,	2011	351,216	1,000	87,514	142,900	116,292	8,407	707,329
Senior Vice President,	2010	345,006	2,000	—	328,608	192,855	5,074	873,543
Chief Operating Officer	2009	345,006	650	—	427,193	136,299	3,599	912,747
Eric Pauwels,	2011	143,000	—	297,000	529,270	49,350	46,231	1,064,851
Senior Vice President,
Chief Marketing Officer(2)
Theresa Dadone,	2011	239,230	—	65,800	107,175	62,062	4,836	479,103
Senior Vice President,	2010	—	—	—	—	—	—	—
Human Resources(3)	2009	—	—	—	—	—	—	—
Eric P. Lindquist,	2011	55,104	—	87,514	142,900	—	445,668	731,186
Senior Vice President,	2010	316,250	50	—	146,048	171,928	3,442	637,718
Chief Marketing Officer(4)	2009	316,250	—	—	301,548	114,014	3,236	735,048

(1)
Represents pro-rated amounts for fiscal 2009, as Mr. Bertocci's employment commenced on January 1, 2009.

(2)
Mr. Pauwels was not a named executive officer of the Company in fiscal 2009 or 2010, and fiscal 2011 amounts are pro-rated, as Mr. Pauwels' employment commenced on January 17, 2011. Mr. Pauwels terminated his employment as Senior Vice President, Chief Marketing Officer effective as of September 20, 2011. We did not provide any severance payments or benefits to him in connection with his termination.

(3)
Ms. Dadone was not a named executive officer of the Company in fiscal 2009 or 2010.

(4)
Mr. Lindquist's employment as Senior Vice President, Chief Marketing Officer terminated effective as of his resignation on September 2, 2010. We provided certain severance payments and benefits as described in further detail under Employment, Change in Control and Severance Arrangements—Eric P. Lindquist, below.

(5)
The NEO salaries approved by the Board of Directors in August 2010 became effective three months into fiscal 2011, on October 1, 2010.

(6)
Refers to payment of bonuses for patent inventions.

(7)
The amounts shown represent the aggregate full grant date fair value as determined in accordance with FASB ASC Topic 718. These amounts do not correspond to the actual value that will be realized by our NEOs. The assumptions used to calculate the value of stock and stock option awards are set forth under Note 9 of the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2011.

(8)
Fiscal 2011 amounts refer to annual cash incentive award payouts earned in fiscal 2011, which were paid in fiscal 2012; fiscal 2010 amounts refer to annual cash incentive award payouts earned in fiscal 2010, which were paid in fiscal 2011; and fiscal 2009 amounts refer to annual cash incentive award payouts earned in fiscal 2009, which were paid in fiscal 2010.

(9)
All Other Compensation consists of the following:

Name	Year	Company matching contribution to 401(k) Plan ($)	Company matching contribution to Flexible Spending Account ($)	Contributions in life insurance premiums paid by the Company ($)	Reimbursement for taxes paid on patent invention bonus ($)	Relocation Expense Reimbursement ($)(a)	Payments made upon Termination(b)
Euan S. Thomson, Ph.D.	2011	2,562	600	981	1,608	—	—
Derek A. Bertocci	2011	4,680	600	806	—	—	—
Chris A. Raanes	2011	5,299	600	918	1,590	—	—
Eric Pauwels	2011	2,535	250	408	—	21,519	—
Theresa Dadone	2011	3,610	600	626	—	—	—
Eric P. Lindquist(b)	2011		150	276	—	—	445,242

(a)
Mr. Pauwels' Employment Letter Agreement provided that the Company would provide certain relocation assistance to Mr. Pauwels for his move from Massachusetts to California. The relocation assistance included temporary housing for up to 180 days, reimbursement of certain expenses incurred in connection with home buying trips, reimbursement of certain home sale and home purchase expenses, reimbursement of certain moving expenses, and reimbursement of travel expenses for up to six return trips to Massachusetts. The Company reimbursed $12,519 of such expenses in fiscal 2011.

(b)
Mr. Lindquist's employment as Senior Vice President, Chief Marketing Officer terminated effective as of his resignation on September 2, 2010. We entered into a General Release and Termination Agreement with him on October 1, 2010, pursuant to which we provided certain severance payments and benefits as described in further detail under Employment, Change in Control and Severance Arrangements—Eric P. Lindquist, below. The amount reflected in this column includes (a) $383,926 in severance payment made to Mr. Lindquist by the Company in accordance with the General Release and Termination Agreement, (b) payment of $45,613 for the 300 hours of PTO Mr. Lindquist had accrued as of the time of his termination, and (c) $15,703 in COBRA payments made by the Company pursuant to the General Release and Termination Agreement.

Grants of Plan-Based Awards for Fiscal 2011

        The following table sets forth summary information regarding grants of plan-based awards made to each of our NEOs during the fiscal year ended June 30, 2011. The per share exercise price of each stock option grant was not less than the fair market value of our Company's common stock on the date of grant (which, in the case of options granted after our initial public offering, was the closing price of a share of our common stock on the NASDAQ Global Select Market on the date of grant).

						All Other Stock Awards: Number of Shares of Stock or Units (#)(5)
							All Other Option Awards: Number of Securities Underlying Options (#)(6)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)					Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(7)
		Date of Board Action to Grant the Award
Name	Grant Date		Threshold ($)(2)	Target ($)(3)	Maximum ($)(4)
Euan S. Thomson, Ph.D.	8/31/2010	8/24/2010	—	—	—	—	75,000	6.58	267,938
	8/31/2010	8/24/2010	—	—	—	38,300			252,014
	1/31/2011	8/24/2010	—	—	—	—	40,000	8.56	182,552
			50,938	509,375	764,063	—	—	—	—
Derek A. Bertocci	8/31/2010	8/24/2010	—	—	—	—	40,000	6.58	142,900
	8/31/2010	8/24/2010	—	—	—	13,300	—	—	87,514
			20,085	200,850	301,275	—	—	—	—
Chris A. Raanes	8/31/2010	8/24/2010	—	—	—	—	40,000	6.58	142,900
	8/31/2010	8/24/2010	—	—	—	13,300	—	—	87,514
			22,829	228,290	342,436	—	—	—	—
Eric Pauwels	2/28/2011	12/14/2010	—				100,000	9.90	529,270
	2/28/2011	12/14/2010	—			30,000			297,000
			9,295	92,950	139,425	—	—	—	—
Theresa Dadone	8/31/2010	8/24/2010	—	—	—	—	30,000	6.58	107,175
	8/31/2010	8/24/2010	—	—	—	10,000	—	—	65,800
			11,962	119,615	179,423
Eric P. Lindquist	8/31/2010	8/24/2010	—	—	—	—	40,000	6.58	142,900
	8/31/2010	8/24/2010	—	—	—	13,300	—	—	87,514

(1)
The Estimated Future Payouts Under Non-Equity Incentive Plan Awards columns refer to the potential payouts under our Performance Bonus Plan.

(2)
This column reflects the threshold award opportunity that would have been payable to the NEOs for our fiscal year ended June 30, 2011, assuming that exactly the minimum threshold amount for each of the three performance measures under the Performance Bonus Plan is achieved, resulting in 10% funding of the Performance Bonus Plan pool. In the event of a 10% funding of the Performance Bonus Plan, each executive would be entitled to 10% of the 65% of such executive's target award amount attributable to Company performance. The calculations in this column assume a determination by our Board of Directors that each NEO achieved his or her individual qualitative performance goals such that he or she was entitled to exactly the 10% funded amount of the 35% of his or her annual cash incentive award tied to such executive's individual performance. The potential payments are, however, performance-driven and therefore entirely at risk, such that if the Company had not met any of the minimum thresholds, the Performance Bonus Plan pool would not have funded at all, and none of the NEOs would have been entitled to any incentive award.

(3)
This column shows the annual target award opportunities that were available to the NEOs for our fiscal year ended June 30, 2011, assuming that exactly the target amount for each of the three performance measures under the Performance Bonus Plan is achieved, resulting in 100% funding of the Performance Bonus Plan pool. The calculations in this column assume a determination by our Board of Directors that each NEO achieved the individual qualitative performance goals such that he was entitled to full funding of the 35% of his annual cash incentive award tied to such individual performance.

(4)
The maximum award opportunity is calculated at 150% of the target.

(5)
With the exception of the award to Mr. Pauwels, the RSU awards reflected in this column will vest in annual installments over four years from the vesting commencement date on October 1, 2011. The award to Mr. Pauwels provided for vesting in annual installments over four years from the vesting commencement date of February 29, 2012.

(6)
With the exception of the award to Dr. Thomson on January 31, 2011, and the award to Mr. Pauwels, the option grants reflected in this column will vest and become exercisable in equal monthly installments over 48 months from the vesting commencement date on October 1, 2011. The January 31, 2011 award to Dr. Thomson was granted pursuant to the terms of his employment agreement. This option grant will vest and become exercisable in equal monthly installments over 48 months from the vesting commencement date on January 3, 2011. The February 28, 2011 grant to Mr. Pauwels was granted pursuant to the terms of his employment agreement. 25,000 shares will vest and become exercisable on February 29, 2012. The remaining shares will vest in equal monthly installments over the next 36 months. All options have a term of 10 years from the date of grant.

(7)
The amounts in this column represent the aggregate fair value of each award as of the date it was granted, as determined in accordance with FASB ASC Topic 718.

 Outstanding Equity Awards at Fiscal 2011 Year-End

        The following table sets forth for our NEOs the exercisable and unexercisable options and other stock awards held by them as of June 30, 2011.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Euan S. Thomson, Ph.D.	24,167		—		0.75	7/09/2013	38,300	(22)	306,783
	502,501		—		0.75	8/27/2013	—		—
	17,500		—		1.40	3/16/2014	—		—
	284,500		—		2.50	8/10/2014	—		—
	40,000		—		3.50	5/12/2015	—		—
	158,000		—		4.38	11/7/2015	—		—
	40,000		—		6.73	4/5/2016	—		—
	300,000		—		9.50	8/23/2016	—		—
	40,000				28.47	8/31/2017	—		—
	132,188	(1)	2,812	(1)	13.83	8/31/2017	—		—
	34,167	(2)	5,833	(2)	10.36	2/28/2018	—		—
	102,083	(3)	37,917	(3)	8.25	8/29/2018	—		—
	24,167	(4)	15,833	(4)	4.67	2/27/2019	—		—
	65,306	(5)	94,694	(5)	6.41	8/31/2019	—		—
	14,167	(6)	25,833	(6)	5.94	1/29/2020	—		—
	12,500	(7)	62,500	(7)	6.58	8/31/2020	—		—
	4,167	(8)	35,833	(8)	8.56	1/31/2021	—		—
Derek A. Bertocci	166,146	(9)	108,854	(9)	4.67	2/27/2019	13,300	(23)	106,533
	26,531	(10)	38,469	(10)	6.41	8/31/2019
	6,667	(11)	33,333	(11)	6.58	8/31/2020
Chris A. Raanes	109,000		—		0.75	12/2/2012	2,500	(24)	20,025
	92,000		—		2.50	8/10/2014	13,300	(23)	106,533
	60,000		—		4.38	11/7/2015	—		—
	100,000				9.50	8/23/2016	—		—
	58,750	(12)	1,250	(12)	13.83	8/31/2017	—		—
	61,979	(13)	23,021	(13)	8.25	8/29/2018	—		—
	36,735	(14)	53,265	(14)	6.41	8/31/2019	—		—
	6,667	(15)	33,333	(15)	6.58	8/31/2020	—		—
Eric Pauwels	—		100,000	(16)	9.90	2/28/2021	30,000	(25)	240,300
Theresa Dadone	63,646	(17)	1,354	(17)	18.40	7/20/2017	2,000	(26)	16,020
	26,250	(18)	3,750	(18)	10.36	2/28/2018	1,250	(27)	10,013
	21,875	(19)	8,125	(19)	8.25	8/29/2018	1,250	(28)	10,013
	10,204	(20)	14,796	(20)	6.41	8/31/2019	10,000	(29)	80,100
	5,000	(21)	25,000	(21)	6.58	8/31/2020	—		—

(1)
33,750 shares (or 25% of the total award) vested on July 1, 2008. Thereafter, 2,812 (or 1/36th of the remaining shares) vest on monthly until fully vested on July 1, 2011.

(2)
833 shares (or 1/48th of the total award) vest monthly until fully vested on January 7, 2012.

(3)
2,916 shares (or 1/48th of the total award) vest monthly until fully vested on July 1, 2012.

(4)
833 shares (or 1/48th of the award) vest monthly until fully vested on January 2, 2013.

(5)
3,333 shares (or 1/48th of the award) vest monthly until fully vested on October 1, 2013.

(6)
833 shares (or 1/48th of the award) vest monthly until fully vested on January 5, 2014.

(7)
1,562 shares (or 1/48th of the award) vest monthly until fully vested on October 1, 2014.

(8)
833 shares (or 1/48th of the award) vest monthly until fully vested on January 3, 2015.

(9)
68,750 shares (or 25% of the total award) vested on January 1, 2010. Thereafter, 5,729 shares (or 1/48th of the total award) vest monthly until fully vested on January 1, 2013.

(10)
1,354 shares (or 1/48th of the award) vest of the 1st of each month until fully vested on October 1, 2013.

(11)
833 shares (or 1/48th of the award) vest monthly until fully vested on October 1, 2014.

(12)
15,000 shares (or 25% of the total award) vested on July 1, 2008. Thereafter, 1,250 shares (or 1/48th of the total award) vest monthly until fully vested on July 1, 2011.

(13)
1,770 shares (or 1/48th of the total award) vest monthly until fully vested on July 1, 2012.

(14)
1,875 shares (or 1/48th of the award) vest monthly until fully vested on October 1, 2013.

(15)
833 shares (or 1/48th of the award) vest monthly until fully vested on October 1, 2014.

(16)
25,000 shares (or 25% of the award) will vest on February 29, 2012. Thereafter, 2,083 shares (or 1/48th of the total award) vest monthly until February 28, 2015.

(17)
16,250 shares (or 25% of the award) vested on July 2, 2008. Thereafter 1,354 shares (or 1/48th of the total award) vest monthly until fully vested on July 2, 2011.

(18)
625 shares (or 1/48th of the award) vest monthly until fully vested on December 31, 2011.

(19)
625 shares (or 1/48th of the award) vest monthly until fully vested on July 1, 2012.

(20)
520 shares (or 1/48th of the award) vest monthly until fully vested on October 1, 2013.

(21)
625 shares (or 1/48th of the award) vest monthly until fully vested on October 1, 2014.

(22)
9,575 shares (or 25% of the award) vest annually until fully vested on October 1, 2014.

(23)
3,325 shares (or 25% of the award) vest annually until fully vested on October 1, 2014.

(24)
2,500 shares (or 25% of the award) vest annually until fully vested on July 1, 2011.

(25)
7,500 shares (or 25% of the award) vest annually until fully vested on February 28, 2015.

(26)
2,000 shares (or 25% of the award) vest annually until fully vested on July 2, 2011.

(27)
1,250 shares (or 25% of the award) vest annually until fully vested on December 31, 2011.

(28)
1,250 shares (or 25% of the award) vest annually until fully vested on July 1, 2012.

(29)
2,500 shares (or 25% of the award) vest annually until fully vested on October 1, 2014.

 Option Exercises and Stock Vested During Fiscal 2011

        The following table reports the options exercised during the fiscal year ended June 30, 2011 and the value realized upon exercise:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Euan S. Thomson, Ph.D.	321,332	$1,886,467	—	—
Derek A. Bertocci	—	—	—	—
Chris A. Raanes	219,000	1,449,150	2,500	15,750
Eric Pauwels(3)	—	—	—	—
Theresa Dadone	—	—	3,875	24,875
Eric P. Lindquist(4)	327,000	794,414	2,500	15,750

(1)
The value realized equals the difference between the option exercise price and the fair market value of our common stock on the date of exercise, multiplied by the number of shares for which the option was exercised.

(2)
The value realized equals the fair market value of our common stock on the date of vesting, multiplied by the number of shares vested.

Potential Payments and Benefits Upon Termination or Change in Control

        We have entered into employment letter agreements with each of our executives, including the NEOs, which, among other things, provide for certain payments and benefits upon their termination of employment under specified circumstances and in connection with a termination of employment within three months before or 12 months following a change in control of the Company.

  Termination by the Company Without Cause or by the Executive for Good Reason

        The NEOs' employment letter agreements define "Cause" as (i) commission by the NEO of a felony, (ii) commission of a crime involving moral turpitude or of any other act or omission involving dishonesty, disloyalty, breach of fiduciary duty or fraud with respect to the Company, any of its subsidiaries, or any of their suppliers or customers, (iii) violation of the Company's Code of Conduct and Ethics, (iv) violation of the Foreign Corrupt Practices Act, or (v) material failure of the NEO to perform the normal and customer duties of his or her position with the Company as reasonably directed by the Company, provided that any of the foregoing acts or omissions are not cured to the Company's reasonable satisfaction within 30 days after written notice is given to the NEO.

        The NEOs' employment letter agreements generally define "good reason" as the occurrence of any one or more of the following events without the NEO's prior written consent, unless the Company fully corrects the circumstances constituting good reason within 30 days after notice from the NEO that good reason exists: (i) a material reduction of the NEO's duties and responsibilities under the employment letter agreement, (ii) a material change in the NEO's principal workplace (a change within 35 miles of the Company's Sunnyvale corporate headquarters is not considered material), or (iii) a material reduction of the NEO's annual base salary. In order for a resignation with good reason to be effective, each NEO must provide written notice of his resignation for good reason to the Company within 30 days after the date the NEO first knows or should reasonably know of the occurrence of any of these events, and the separation date must occur not later than 75 days after the initial occurrence of the event constituting good reason.

        In the event of a termination by the Company without Cause or by the executive for good reason, the amount of the severance payments and benefits to which each executive is entitled depends on an executive's position with the Company. For each executive other than Mr. Raanes, the Executive Vice President, Chief Operating Officer and Dr. Thomson, the Chief Executive Officer, the severance payment is equal to the sum of (a) six months of the executive's annual base salary and (b) a six month "health benefit equivalent," which is equal to twice the amount the executive would be required to pay to continue his or her group health coverage for the applicable period following the separation date, payable whether or not the executive selects COBRA. Pursuant to Mr. Raanes's employment letter agreement, his severance payment is equal to the sum of (a) eight months of his annual base salary, (b) eight months of his target annual bonus for the fiscal year in which the separation occurs, and (c) an eight month health benefit equivalent. Dr. Thomson's employment letter agreement provides for a severance payment equal to the sum of (a) 12 months of his annual base salary, (b) 100% of his target annual bonus for the fiscal year in which the separation occurs, and (c) a 12 month health benefit equivalent. Further, Dr. Thomson will receive 12 months of additional vesting for any stock options that are outstanding and unvested as of the date of his termination of employment.

  Termination in Connection with a Change in Control of the Company

        For each of our executive officers, these severance payments and benefits are generally larger in the event that the termination of employment occurs within three months before or 12 months following a change in control of the Company. Each of the NEOs' employment letter agreements defines "change in control" to include the following:

  •
  the direct or indirect acquisition of beneficial ownership of more than 50% of the total combined voting power of the Company's securities by a person or group of persons pursuant to a transaction or series of transactions (other than through an offering of the Company's common stock to the general public through a registration statement filed with the SEC);

  •
  during any consecutive two year period, the people who constitute the Board of Directors (together with any new director whose election by the Board or the Company's stockholders was approved by at least two thirds of the directors still in office who were directors at the beginning of the two year period or whose election was previously so approved) cease to constitute a majority of the Board of Directors;

  •
  the consummation by the Company of (i) a merger, consolidation, reorganization or business combination, (ii) a sale or disposition of all or substantially all of the Company's assets or (iii) the acquisition of assets or stock of another entity, in each case other than a transaction (a) which results in the Company's voting securities outstanding before the transaction to represent at least a majority of the combined voting power of the successor entity's outstanding voting securities and (b) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the successor entity; or

  •
  the Company's stockholders approve a liquidation or dissolution of the Company.

        For each of our executives, including the NEOs, in the event of a termination of employment within three months before or 12 months following a change in control, the severance payment will include amounts equal to the following:

  •
  24 months of the executive's annual base salary;

  •
  200% of the executive's target annual bonus for the fiscal year in which the termination occurs; and

  •
  a 24 month health benefit equivalent.

        In addition, each executive officer will receive full and immediate vesting of all options and RSUs. The Company will also provide executive officers with outplacement assistance in accordance with the Company's then-current policies and practices with respect to outplacement assistance for other similarly situated executives of the Company.

  Section 409A of the Code

        For each NEO, the severance benefits and payments may be subject to a delay of up to six months as necessary to avoid the imposition of additional tax under Section 409A of the Internal Revenue Code. In addition, if any payments or benefits payable under the letter agreement or otherwise would be subject to the excise tax under Section 4999 of the Code, such payments and/or benefits will be reduced to the extent necessary so that no amount will be subject to such excise tax, provided that such reduction will only occur if the NEO will be in a more favorable after-tax position than if no such reduction was made.

  Restrictive Covenants

        In consideration for the potential receipt of payments and benefits upon termination of employment or in connection with a change in control of the Company, each of our executives, including the NEOs, is subject to compliance with certain restrictive covenants as set forth in their individual employment letter agreements. Generally, these covenants prohibit our executives from disclosing our proprietary or confidential information during their employment with the Company and thereafter, soliciting any of our employees to leave employment with the Company or any of our customers or suppliers to do business with any of our competitors for the duration of their employment with the Company and for one year thereafter, and from competing with the Company for the duration of their employment. In addition, any payments and benefits are conditioned upon an executive entering into a general release of claims in favor of the Company.

  Section 4999 of the Code

        If, in connection with a change in control of the Company, any payments or benefits payable to our executives, including the NEOs, would be subject to the excise tax imposed by Section 4999 of the Code, their payments and benefits will be reduced to the extent necessary so that no amount will be subject to this excise tax, provided that the reduction will occur only if the executive will be in a more favorable after-tax position than if no reduction had been made. We believe that this approach protects the value of compensation already awarded to our executives, and mitigates any potential personal bias against a potential corporate transaction.

  Other Information

        The Compensation Committee does not consider the potential payments and benefits under these arrangements when making compensation decisions for our executives, including the NEOs. These arrangements serve very specific purposes that are unrelated to the determination of our executive officers' total direct compensation for a specific year.

  Potential Payments to our NEOs on Termination of Employment

        The tables below reflect potential payments to our NEOs in the event of a termination of employment or a change in control of our Company, based on the terms of employment agreements in effect as of June 30, 2011. The amounts shown assume that the termination or change in control, as applicable, occurred on June 30, 2011, the last business day of our last fiscal year. The amounts set forth in the table below represent our reasonable estimates of the amounts that would be paid to the NEOs upon their termination or a change in control, but exclude (a) any accrued amounts payable to them through the date of separation (including any earned but unpaid bonus) and (b) the value of any stock awards or option awards that vested on or before June 30, 2011. The actual amounts to be paid can only be determined at the time of the Named Executive Officers' separation from our Company or upon the occurrence of a change in control.

        The value of the option and restricted stock unit vesting acceleration was calculated based on the assumption that the change in control and the executive's employment termination occurred on June 30, 2011. The closing price of our stock on the NASDAQ Global Select Market as of June 30, 2011 was $8.01 per share, which was used as the value of our stock for purpose of these calculations. The value of the vesting acceleration was calculated by multiplying the number of accelerated option shares and common stock as of June 30, 2011 by the spread between the closing price of our stock as of June 30, 2011 and the exercise price for such unvested option shares and common stock. The values reflected also assume that the payments and benefits to the NEOs are not reduced by virtue of the provisions in the employment letter agreements relating to Section 4999 of the Code.

Euan S. Thomson, Ph.D.

Benefits	Termination by Company without Cause or by NEO for Good Reason (No Change in Control) ($)	Termination by Company without Cause or by NEO for Good Reason within 3 months before or 12 months following a Change in Control ($)
Base Salary Severance	512,500	1,025,000
Target Bonus	512,500	1,025,000
Health Benefit Equivalent	47,770	95,540
Options Acceleration	133,756	347,242
Stock Acceleration	—	306,783
Total	$1,206,526	$2,799,565

Derek A. Bertocci

Benefits	Termination by Company without Cause or by NEO for Good Reason (No Change in Control) ($)	Termination by Company without Cause or by NEO for Good Reason within 3 months before or 12 months Following a Change in Control ($)
Base Salary Severance	156,000	624,000
Target Bonus	—	405,600
Health Benefit Equivalent	23,885	95,540
Options Acceleration	—	472,789
Stock Acceleration	—	106,533
Total	$179,885	$1,704,462

Chris A. Raanes

Benefits	Termination by Company without Cause or by NEO for Good Reason (No Change in Control) ($)	Termination by Company without Cause or by NEO for Good Reason Within 3 months before or 12 months Following a Change in Control ($)
Base Salary Severance	235,524	706,572
Target Bonus	153,091	459,272
Health Benefit Equivalent	31,847	95,540
Options Acceleration	—	132,890
Stock Acceleration	—	126,558
Total	$420,462	$1,520,832

 Theresa Dadone

Benefits	Termination by Company without Cause or by NEO for Good Reason (No Change in Control) ($)	Termination by Company without Cause or by NEO for Good Reason Within 3 months before or 12 months Following a Change in Control ($)
Base Salary Severance	120,320	481,280
Target Bonus	—	240,640
Health Benefit Equivalent	15,782	63,128
Options Acceleration	—	59,424
Stock Acceleration	—	116,145
Total	$136,102	$960,617

Eric P. Lindquist

        Mr. Lindquist's employment with the Company terminated effective as of his resignation on September 2, 2010. The table below sets forth the actual value of the payments and benefits that paid in connection with his termination of employment.

Benefits	($)
Base Salary Severance	$210,833
Pro Rata Bonus Year	36,044
Target Bonus	137,049
COBRA Benefits Coverage Continuation	15,703
Total	$399,629

Eric Pauwels

        Mr. Pauwels terminated his employment as Senior Vice President, Chief Marketing Officer effective as of September 20, 2011. We did not provide any severance payments or benefits to him in connection with his termination.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Director Summary Compensation Table for Fiscal 2011

        The following table sets forth summary information concerning the compensation earned by our non-employee directors for their service during fiscal 2011.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(8)	All Other Compensation ($)	Total ($)
Louis J. Lavigne, Jr.	93,000	120,001	—	—	213,001
Elizabeth Dávila	95,500	120,001	—	—	215,501
Peter S. Fine	49,000	120,001	72,314	—	241,316
Jack Goldstein, Ph.D.	60,000	120,001	—	—	171,001
Robert S. Weiss	64,000	120,001	—	—	184,001
Dennis Winger	50,000	120,001	—	—	170,001
Wayne Wu	40,000	120,001	—	—	160,001

(1)
The amounts reflected in this column represent the grant date fair value for financial statement purposes for the fiscal year ended June 30, 2011 associated with the stock options granted in fiscal 2011, measured in accordance with FASB ASC Topic 718. See Note 2 of the notes to our consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2011 for a discussion of how all assumptions made by us are derived in determining the FASB ASC Topic 718 values of our equity awards. The following table provides additional information regarding each of the option and RSU awards made to the individuals who served as non-employee directors of the Company in fiscal 2011, as well as options and RSUs held by them at the end of fiscal 2011.

Name	Grant Date	Option Awards Granted during fiscal 2011	Outstanding Option Awards at June 30, 2011	RSU Awards Granted during fiscal 2011	Outstanding RSU Awards at June 30, 2011
Louis J. Lavigne. Jr.	—	—	36,896
	November 30, 2010	—	—	20,067	20,067
Elizabeth Dávila	—	—	90,424
	November 30, 2010	—	—	20,067	20,067
Peter Fine	July 30, 2010	20,000	20,000
	November 30, 2010	—		20,067	20,067
Jack Goldstein, Ph.D.	—	—	20,000
	November 30, 2010	—	—	20,067	20,067
Robert S. Weiss	—	—	178,424
	November 30, 2010	—	—	20,067	20,067
Dennis Winger	—	—	56,795
	November 30, 2010	—	—	20,067	20,067
Wayne Wu	—	—	178,424
	November 30, 2010	—	—	20,067	20,067

Director Cash Compensation

        For fiscal 2011, each non-employee director received an annual cash retainer of $30,000 per year, paid quarterly, except that Mr. Lavigne, who served as the Chairperson of our Board of Directors, received an annual cash retainer of $60,000, paid quarterly, and Ms. Dávila, the Vice Chairperson of our Board of Directors, received an annual cash retainer of $55,000, paid quarterly. Directors who served on the standing committees of our Board of Directors and the chairperson of each such committee received an additional annual cash retainer as follows:

Committee	Chairperson retainer ($)	Member retainer ($)	Number of meetings covered
Audit Committee	$20,000	$10,000	8
Compensation Committee	10,000	5,000	6
Nominating and Corporate Governance Committee	5,000	3,000	4

        For meetings of standing committees in excess of the number set forth above, and for each Board meeting in excess of four, each director, including the chairperson, received $1,000 per meeting attended in-person and $500 per meeting attended telephonically.

        In addition to the foregoing, all of our directors are reimbursed for the reasonable expenses incurred in connection with participating in the meetings of our Board of Directors and committees of our Board of Directors. Employee directors are not compensated for board services in addition to their regular employee compensation.

 Non-Employee Director Equity Compensation

        Pursuant to guidelines for annual option grants adopted by our Board of Directors in November 2010, each of our non-employee directors receives an annual RSU grant equal to the number of shares of our common stock obtained by dividing $120,000 by the fair market value (as of the date of grant) of one share of our common stock, such RSUs to be granted on the last day of the month in which our annual meeting of stockholders occurs, with a vesting commencement date of the date of the annual meeting. On November 30, 2010, each director was granted an RSU award covering 20,067 shares of the Company's common stock under the 2007 Incentive Award Plan, with a vesting commencement date of November 19, 2010. The annual RSU grants vest in full on the first anniversary of the vesting commencement date. We expect to make an annual option grant to each of our continuing directors in accordance with these guidelines on approximately November 30, 2012.

        The November 2010 guidelines adopted by our Board of Directors also provide that upon initial appointment to our Board of Directors, a non-employee director will receive an option grant equal to the number of shares of our common stock obtained by dividing $70,000 by the fair market value (as of the date of grant) of one share of our common stock, at a per share exercise price equal to the fair market value of one share of our common stock on the date of grant. Going forward, initial option grants will vest in full on the first anniversary of the vesting commencement date. The vesting commencement date for new initial option grants is the date of hire for the new director, and the grant date is the last day of the month in which the director is hired. Vesting of options would be accelerated in full in the event of a change in control of our Company. On July 30, 2010, Peter S. Fine was granted an option to purchase 20,000 shares of Accuray common stock under the 2007 Incentive Award Plan at an exercise price of $6.58, under the non-employee director equity grant guidelines in effect prior to November 2010, which provided for a grant of an option to purchase 20,000 shares of our common stock at a per share exercise price equal to the fair market value of one share of our common stock on the date of grant, upon initial appointment to our Board of Directors.

        No additional option or RSU grants are provided for committee membership or for serving as the chairperson of a committee.

        The Amended and Restated Corporate Governance Guidelines adopted by our Board of Directors in July 2011 require non-employee directors of the Company to own the lesser of (a) the number of shares having a value equal to at least three times the non-employee director's regular annual cash retainer and (b) 10,000 shares of Company common stock.

        Non-employee directors have five years from the later of July 1, 2010 and the date of election or appointment to attain the foregoing ownership levels. The Company expects each non-employee director to retain at least 25% of the net shares he or she receives pursuant to all Company equity awards (excluding shares sold to cover (i) the exercise price of any Company options and/or (ii) taxes), until the foregoing ownership levels are achieved. All of the non-employee directors are in compliance with the ownership levels provided in the Amended and Restated Corporate Governance Guidelines or are on track to be in compliance within the time period provided by the Guidelines.

SECURITY OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

        The following table presents information as to the beneficial ownership of our common stock as of July 29, 2011 by:

  •
  Each of our NEOs;

  •
  Each of our current directors;

  •
  All of our current directors and executive officers as a group; and

  •
  Each stockholder known by us to be the beneficial owner of more than 5% of our common stock.

        Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options or warrants that are currently exercisable, or exercisable within 60 days of July 29, 2011, are deemed to be outstanding and to be beneficially owned by the person holding the options or warrants for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

        Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Accuray Incorporated, 1310 Chesapeake Terrace, Sunnyvale, California 94089.

        This table lists applicable percentage ownership based on 70,241,189 shares of common stock outstanding as of July 29, 2011.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders
Primecap Management Company(1)	6,202,000	8.8
225 South Lake Ave., #400
Pasadena, CA 91101
Shapiro Capital Management LLC(2)	6,149,073	8.8
3060 Peachtree Road, Suite 1555 N.W.
Atlanta, GA 30305
Heartland Advisors, Inc.(3)	6,029,972	8.6
789 North Water Street
Milwaukee, WI 53202
President (BVI) International Investment Holdings Ltd.(4)	3,418,921	4.9
10F., No. 11, Songgao Rd.
Taipei 110, Taiwan, Republic of China
Executive Officers and Directors
Euan S. Thomson, Ph.D.(5)	1,956,856	2.7
Derek A. Bertocci(6)	233,646	*
Chris A. Raanes(7)	635,930	*
Eric P. Lindquist(8)	4,748	*
Theresa L. Dadone(9)	151,828	*
Darren J. Milliken(10)	77,720	*
Eric Pauwels(11)	0	*
Wayne Wu(12)	873,013	1.2
Elizabeth Dávila(13)	76,358	*
Robert S. Weiss(14)	263,358	*
Dennis Winger(15)	39,531	*
Louis J. Lavigne, Jr.(16)	39,531	*
Jack Goldstein, Ph.D.(17)	11,667	*
Peter S. Fine(18)	10,833	*
All executive officers and directors as a group (14 persons)	4,375,019	6.0

*
Less than 1%.

(1)
Based upon a Schedule 13G/A filed with the SEC on April 7, 2011, Primecap Management Company has sole power to vote 4,825,000 of these shares and sole power to dispose of all of these shares.

(2)
Based upon a Schedule 13G filed with the SEC on April 7, 2011. Shapiro Capital Management LLC, or SCM, an investment advisor under the Investment Advisors Act of 1940, has sole voting power as to 5,308,843 shares, shared voting power as to 765,230 shares and sole dispositive power as to 6,074,073 shares. Samuel R. Shapiro is the chairman, a director and majority shareholder of SCM, in which capacity he exercises dispositive power over the securities owned by SCM. Mr. Shapiro owns an additional 75,000 shares for his own account, with respect to which he has sole voting and dispositive power. He may be deemed to be the beneficial owner of 6,149,073 shares.

(3)
Based upon a Schedule 13G/A filed with the SEC on February 10, 2011. Heartland Advisors, Inc., or Heartland, an investment adviser registered with the SEC, and William J. Nasgovitz, President and control person of Heartland, share voting power as to 5,808,578 shares and dispositive power as to all of these shares. All of these shares may be deemed beneficially owned by both Heartland and Mr. Nasgovitz, by virtue of his control of Heartland. Mr. Nasgovitz disclaims beneficial ownership with respect to all of the shares over which they share voting and dispositive power.

(4)
Based upon a Schedule 13G filed with the SEC on January 24, 2011, President (BVI) International Investment Holdings Ltd., or PIIH, shares voting and dispositive power as to all of these shares with President International Development Corporation, or PIDC and Uni-President Enterprises Corp., or Uni-President, a Republic of China company publicly traded on the Taiwan Stock Exchange. The address set forth above is also the address of PIDC. The address of Uni-President is No. 301, Chung Cheng Road, Yungkang City, Tainan County 710, Taiwan, Republic of China.

(5)
Amount shown includes 1,813,024 shares that may be acquired under stock options that are currently exercisable or exercisable within 60 days of July 29, 2011. Amount shown also includes 65,000 shares held by the Thomson Family 2006 Trust.

(6)
Amount shown includes 223,646 shares that may be acquired under stock options that are currently exercisable or exercisable within 60 days of July 29, 2011.

(7)
Amount shown includes 531,584 shares that may be acquired under stock options that are currently exercisable or exercisable within 60 days of July 29, 2011.

(8)
Mr. Lindquist's employment with the Company terminated effective as of his resignation on September 2, 2010. We provided certain severance payments and benefits as described in Employment, Change of Control and Severance Agreement—Eric P. Lindquist, above.

(9)
Amount shown includes 135,104 shares that may be acquired under stock options that are currently exercisable or exercisable within 60 days of July 29, 2011. Includes 1,000 shares held by the Carlsted Revocable Living Trust.

(10)
Amount shown includes 76,647 shares that may be acquired under stock options that are currently exercisable or exercisable within 60 days of July 29, 2011.

(11)
Mr. Pauwels terminated his employment as Senior Vice President, Chief Marketing Officer effective as of September 20, 2011. We did not provide any severance payments or benefits to him in connection with his termination.

(12)
Amount shown includes 163,358 shares that may be acquired under stock options that are currently exercisable or exercisable within 60 days of July 29, 2011. Amount shown also includes 559,075 shares held by the Wu Family Trust, 146,580 shares held by Mr. Wu's spouse and 4,000 shares by Mr. Wu's children. Mr. Wu disclaims beneficial ownership of shares held by his spouse, except to the extent of his pecuniary interest therein.

(13)
Amount shown includes 75,358 shares that may be acquired under stock options that are currently exercisable or exercisable within 60 days of July 29, 2011. Includes 1,000 shares held by The Dávila Family Trust, with respect to which Ms. Dávila has shared voting rights with her spouse.

(14)
Amount shown includes 163,358 shares that may be acquired under stock options that are currently exercisable or exercisable within 60 days of July 29, 2011.

(15)
Amount shown includes 39,531 shares that may be acquired under stock options that are currently exercisable or exercisable within 60 days of July 29, 2011.

(16)
Amount shown includes 19,632 shares that may be acquired under stock options that are currently exercisable or exercisable within 60 days of July 29, 2011.

(17)
Amount shown includes 10,667 shares that may be acquired under stock options that are currently exercisable or exercisable within 60 days of July 29, 2011.

(18)
Amount shown includes 9,833 shares that may be acquired under stock options that are currently exercisable or exercisable within 60 days of July 29, 2011.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who beneficially own more than 10% of our common stock to file reports of ownership and reports of changes in ownership of our common stock and other equity securities with the SEC. Directors, executive officers and beneficial owners of more than 10% of our common stock are required by SEC regulations to furnish us with copies of all these forms they file.

        Based solely upon our review of the copies of Forms 3, 4 and 5 received by us, or written representations from reporting persons that no forms were required of such persons, we believe that during our fiscal year ended June 30, 2011, with the exception of a Form 4 for Mr. Fine, which was filed late on August 5, 2010, all Section 16(a) reports were timely filed.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

Director Independence

        Our Board of Directors consists of eight directors. Our Board of Directors has determined that each of our current directors other than Euan S. Thomson, Ph.D., our President and Chief Executive Officer, are independent under the director independence standards of the NASDAQ Stock Market.

Board Leadership Structure

        Our Board of Directors has a general policy that the positions of Chairperson of the Board and Chief Executive Officer should be held by separate persons as an aid in the Board's oversight of management and to allow our Chief Executive Officer to focus on managing his day-to-day responsibilities to our Company. This policy is reflected in the Corporate Governance Guidelines amended and restated by our Board of Directors in August 2011. The Board believes that there may be advantages to having an independent chairperson for matters such as communications and relations between the Board, the CEO, and other senior management; in assisting the Board in reaching consensus on particular strategies and policies; and in facilitating robust director, Board and CEO evaluation processes. Our Chief Executive Officer serves as a member of the Board, and the remaining seven board members, including Louis J. Lavigne, Jr., our current Chairperson of the Board, and Elizabeth Dávila, our Vice Chairperson of the Board, are independent.

        The Corporate Governance Guidelines provide that the Board may consider having one person fill both the roles of Chief Executive Officer and Chairperson of the Board. In making such a determination, the Board should consider factors that include, but are not limited to, the size of the Company's business, the composition of the Board, candidates for Board seats, applicable regulations and the Company's succession planning goals. In the event the Board determines that it is in the best interests of the Company and its stockholders to have these roles filled by one individual, or if the Chairperson of the Board is otherwise not independent, then the Corporate Governance Guidelines provide that the Board shall appoint a Lead Independent Director who shall lead executive sessions.

 Majority Voting

        Effective August 23, 2011, we amended our Bylaws to provide for a majority voting standard in the election of directors in uncontested elections and our Corporate Governance Guidelines to require all director nominees to submit their resignations to the Board, which resignations are contingent upon (1) their not receiving a majority of votes cast in uncontested elections and (2) the Board of Directors accepting the resignation.

Board Oversight of Risk

        The Board of Directors, as a whole and through the various committees of the Board, oversees the Company's risk management process, including operational, financial, legal and regulatory, strategic and reputational risks. Our Board's approach to risk oversight is designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental part of our risk oversight is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. In setting our business strategy, our Board assesses the various risks being mitigated by management and determines what constitutes an appropriate level of risk for the Company.

        Board committees consider risks within their respective areas of oversight responsibility and the respective committee chairs advise the Board of any significant risks and management's response via periodic committee reports to the full Board. In particular, the Audit Committee focuses on financial and accounting risk, including internal controls. The Compensation Committee considers risks relating to the Company's compensation programs and policies. The Nominating and Corporate Governance considers risks relating to the Company's corporate governance.

        While the Board oversees risk management, the Company's management is charged with managing risk on a day-to-day basis. The Company has strong internal processes and a robust internal control environment, which facilities the identification and management of risks and regular communication with the Board. These processes include an enterprise risk management program, a management risk committee chaired by our General Counsel, quarterly management disclosure committee meetings, Codes of Conduct and Ethics, and a strong compliance program.

        The results of the compensation risk assessment described above under Compensation Risk Consideration will be reported back to the management risk committee for ongoing monitoring. The management risk committee will report developments with respect to compensation and other risks to the full Board of Directors, in accordance with the Company's enterprise risk management program.

Committees of the Board of Directors

        Our Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. From time to time, our Board of Directors may also create various ad hoc committees for special purposes. A copy of the charter for each such standing committee can be found on our website, www.accuray.com, under the section titled "Investor Relations" and under the subsection "Corporate Governance."

        The current membership of each of the three standing committees of our Board of Directors, as well as the number of meetings and actions by written consent of each such committee during the fiscal year ended June 30, 2011, is set forth below:

Name of Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Louis J. Lavigne, Jr.		Chairperson	Member
Elizabeth Dávila	Member	Member	Chairperson
Jack Goldstein, Ph.D.		Member
Robert S. Weiss	Chairperson		Member
Dennis L. Winger	Member
Wayne Wu			Member
Peter S. Fine	Member
Number of meetings	9	14	2
Number of actions by written consent	1	4	1

        Dr. Thomson is not a member of any committee of our Board of Directors.

Audit Committee

        The Audit Committee oversees our corporate accounting and financial reporting process. Among other matters, the Audit Committee evaluates the independent auditors' qualifications, independence and performance; determines the engagement of the independent auditors; reviews and approves the scope of the annual audit and the audit fee; discusses with management and the independent auditors the results of the annual audit and the review of our quarterly consolidated financial statements; approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Accuray engagement team as required by law; reviews our critical accounting policies and estimates; oversees our internal audit function and annually reviews the Audit Committee charter and the committee's performance.

        The members of the Audit Committee during fiscal 2011 were Mr. Weiss, the chairperson of the committee, Ms. Dávila, Mr. Fine and Mr. Winger. All members of the Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and NASDAQ. Our board has determined that Messrs. Weiss and Winger are audit committee financial experts as defined under the applicable rules of the SEC and each has the requisite financial sophistication as defined under the applicable rules and regulations of NASDAQ. Each of the members of the Audit Committee is independent as defined under the applicable rules and regulations of the SEC and NASDAQ.

Compensation Committee

        The Compensation Committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The Compensation Committee reviews and approves corporate goals and objectives relevant to compensation of our chief executive officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and sets the compensation of these officers based on such evaluations. The Compensation Committee also administers the issuance of stock options and other awards under our stock plans (other than awards granted to non-employee members of our Board of Directors). The 2007 Plan permits delegation by the Committee to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend awards to participants under the plan other than (a) senior executives of the Company who are subject to Section 16 of the Exchange Act, (b) Covered Employees under Section 162(m) of the Code, or (c) officers of the Company (or members of the Board) to whom authority to grant or amend Awards has been delegated thereunder. The Committee may at any time rescind the authority so delegated or appoint a new delegate. Effective as of July 1, 2010, the Compensation Committee delegated the authority to grant routine stock options and other awards under our stock plans (other than awards granted to employees who report directly to the Chief Executive Officer) to our Chief Executive Officer and Chief Financial Officer, collectively, within guidelines determined by the Compensation Committee, to newly hired employees of the Company, and effective March 25, 2011, the Compensation Committee delegated the authority to grant routine stock options and other awards made to employees of the Company (other than awards granted to employees above the director level) under our stock plans to our Chief Executive Officer and Chief Financial Officer, collectively, within guidelines determined by the compensation committee, for the purpose of promotion or special recognition. The Compensation Committee also reviews and recommends policies relating to the compensation of non-employee directors. The Compensation Committee will review and evaluate, at least annually, the performance of the Compensation Committee as a whole and of its members, including compliance of the Compensation Committee with its charter.

        The members of the Compensation Committee during fiscal 2011 were Mr. Lavigne, the chairperson of the Committee, Ms. Dávila and Dr. Goldstein. Each of the members of the Compensation Committee is independent under the applicable rules and regulations of the SEC, NASDAQ and the Internal Revenue Service.

Compensation Risk Consideration

        During fiscal 2011, at the direction of our Compensation Committee, Compensia, with the assistance of our management, conducted a review of the Company's compensation policies and practices and their respective risk profiles. The findings were presented to the Compensation Committee for consideration. After consideration of the information presented, the Compensation Committee concluded that our compensation programs are designed with an appropriate balance of risk and reward in relation to our overall business strategy and do not encourage excessive or unnecessary risk-taking behavior.

        In making this determination, the Compensation Committee considered our pay mix, our base salaries, and the attributes of our variable compensation programs including our annual bonus plan, our equity programs, and our sales compensation plans. We also have in place numerous business controls such as maximum payout levels in our bonus plan, a sales compensation committee, a recoupment policy and other internal business and operational approval processes.

        The Compensation Committee believes that the design of our compensation programs as outlined in the "Compensation Discussion and Analysis" section above places emphasis on long-term incentives and competitive base salaries, while a portion of the total annual compensation is tied to short-term performance in the form of an annual bonus. The Compensation Committee concluded that this mix of incentives appropriately balances risk and also properly aligns our executives' motivations for the Company's long-term success, including stock price performance.

        As described below under Board Oversight of Risk, the Company has implemented an enterprise risk management program and a management risk committee chaired by our General Counsel. The results of the foregoing compensation risk assessment will be reported back to the management risk committee for ongoing monitoring. The management risk committee will report developments with respect to compensation and other risks to the full Board of Directors, in accordance with the Company's enterprise risk management program.

 Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance committee is responsible for making recommendations to our Board of Directors regarding candidates for directorships and the size and composition of our board. In addition, the Nominating and Corporate Governance Committee is responsible for reporting and making recommendations to our board concerning governance matters and for overseeing the performance evaluations of the members of our Board of Directors.

        The members of the Nominating and Corporate Governance Committee during fiscal 2011 were Ms. Dávila, the chairperson of the committee, Mr. Lavigne, Mr. Weiss and Mr. Wu. Each of the members of the Nominating and Corporate Governance Committee is independent under the applicable rules and regulations of the SEC and NASDAQ.

Meetings Attended by Directors

        Our Board of Directors held a total of 12 meetings and acted by unanimous written consent five times during our fiscal year ended June 30, 2011. During fiscal 2011, all of our directors attended at least 75% of the total number of meetings held by our Board of Directors and each of the committee(s) of our Board of Directors on which he or she served during the period for which he or she was a director. Each such meeting was chaired by the Chairperson of our Board, who is independent.

        The independent directors hold meetings on a periodic basis. During our fiscal year ended June 30, 2011, the independent directors held eight such meetings. The meetings of the independent directors typically take place in connection with the regularly scheduled meetings of the full Board of Directors. The independent directors may also meet at such other times as they deem necessary or appropriate.

        Pursuant to the Corporate Governance Guidelines adopted by the Board of Directors effective May 25, 2011, our directors are encouraged to attend our annual meeting of stockholders. All directors other than Peter Fine, attended our 2010 annual meeting of stockholders.

Consideration of Director Nominees

        Stockholder Nominations and Recommendations.    The policy of the Nominating and Corporate Governance Committee is to consider recommendations and properly submitted stockholder nominations for candidates for membership on our Board of Directors. A stockholder may make such a recommendation or nomination by following the procedures set forth below in the "Nomination of Director Candidates" section of this Proxy Statement.

        Director Qualifications.    The Nominating and Corporate Governance Committee believes that the members of our Board of Directors should have the highest professional and personal ethics and values, and conduct themselves in a manner that is consistent with our Code of Conduct and Ethics. While the Nominating and Corporate Governance Committee has not established specific minimum qualifications for director candidates, the Committee may consider the following criteria, among others, for candidates and nominees: (i) personal and professional integrity, ethics and values; (ii) experience in corporate management and a general understanding of market, finance and other elements relevant to the success of a publicly traded company; (iii) experience in our industry and with relevant social policy concerns; (iv) prior experience as a director of a publicly held company; (v) academic expertise in an area of our operations; and (vi) practical and mature business judgment, including ability to make independent analytical inquiries.

        Identifying and Evaluating Director Nominees.    Candidates for nomination to our Board of Directors typically come to the attention of our Board of Directors through professional search firms, although they may also be suggested by existing directors or executive officers, stockholders or other persons. Since we became a public company, we have engaged Spencer Stuart and Russell Reynolds, each a professional search firm, to help us identify suitable Board of Directors nominees. Spencer Stuart identified each of Louis J. Lavigne, Jr., Dennis Winger, and Jack Goldstein, Ph.D., the three directors nominated for election at our 2011 annual meeting of stockholders, as potential nominees to our Board of Directors. Mr. Winger was also identified by Robert Weiss, a member of our Board of Directors, as a potential nominee to our Board of Directors. The Nominating and Corporate Governance Committee reviews the qualifications of any candidates who have been properly brought to the Committee's attention. Such review generally includes discussions with persons familiar with the candidate and an interview with the candidate, and may include other actions that the Committee deems proper. The Nominating and Corporate Governance Committee considers the suitability of each candidate, including the current members of our Board of Directors, in light of the current size and composition of our Board of Directors. In evaluating the qualifications of the candidates, the Committee considers many factors, including issues of character, judgment, independence, age, expertise, diversity of experience, length of service, other commitments and other similar factors. The Company's Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee and the Board should see that the Board has the benefit of a wide range of skills, expertise, industry knowledge and other attributes, including cultural, gender and ethnic diversity, experience in industries beyond healthcare, and age diversity. The Governance Committee assesses its achievement of diversity through the review of Board composition as part of the Board's annual self-assessment process. The Committee evaluates such factors, among others, and does not assign any particular weighting or priority to any of these factors. The Committee expects that it would evaluate candidates properly recommended by stockholders using the same criteria as other candidates.

Code of Conduct and Ethics

        We are committed to maintaining the highest standards of business conduct and ethics. Our Code of Business Conduct and Ethics reflects our values and the business practices and principles of behavior that support this commitment. The code applies to all of our officers, directors and employees. Our Code of Conduct and Ethics can be found on our website, www.accuray.com, under the section titled "Investor Relations" and under the subsection "Corporate Governance."

Compensation Committee Interlocks and Insider Participation

        None of Messrs. Lavigne or Goldstein or Ms. Dávila, the members of the Compensation Committee during fiscal 2011, has at any time been one of our executive officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on our Board of Directors or Compensation Committee.

Stockholder Communications

        We have established a process by which stockholders may send communications to our Board of Directors, any committee of our Board of Directors or any individual director, including non-employee directors. Stockholders may so communicate by writing to: Board of Directors, c/o Corporate Secretary, Accuray Incorporated, 1310 Chesapeake Terrace, Sunnyvale, California 94089. The Secretary will forward correspondence to our Board of Directors, one of the committees of our Board of Directors or an individual director, as the case may be, or, if the Secretary determines in accordance with his best judgment that the matter can be addressed by management, then to the appropriate executive officer.

 EXECUTIVE OFFICERS

        Set forth below is certain information regarding each of our executive officers as of July 29, 2011.

Name	Age	Position(s)
Euan S. Thomson, Ph.D.	48	President, Chief Executive Officer and Director
Derek A. Bertocci	57	Senior Vice President, Chief Financial Officer
Chris A. Raanes	46	Executive Vice President, Chief Operating Officer
Eric Pauwels	50	Senior Vice President, Chief Marketing Officer
Darren J. Milliken	41	Senior Vice President, General Counsel and Corporate Secretary
Theresa L. Dadone	57	Senior Vice President, Human Resources

        Further information with respect to Dr. Thomson is provided above under "Proposal One—Election of Directors."

        Derek A. Bertocci has served as our Senior Vice President, Chief Financial Officer since January 1, 2009. From October 2006 through December 2008, Mr. Bertocci served as the Chief Financial Officer of BioForm Medical, Inc., a publicly traded medical aesthetics company, and added the title of corporate secretary in July 2007. From June 2005 to July 2006, he was Chief Financial Officer of Laserscope, a publicly traded provider of lasers and fiber optic devices for urology and aesthetic surgery. From March 2004 to May 2005, Mr. Bertocci served as Chief Financial Officer of VISX Incorporated, a publicly traded provider of systems for laser vision correction surgery. From 1998 to March 2004, Mr. Bertocci served as Vice President and Controller of VISX. Mr. Bertocci earned his Certified Public Accountant certification while working for PricewaterhouseCoopers. Mr. Bertocci holds a B.A. from Stanford University in Stanford, California and an M.B.A. from the University of Southern California, Los Angeles, California.

        Chris A. Raanes served as our Senior Vice President, Chief Operating Officer from September 2002 to July 2011, when he was promoted to Executive Vice President, Chief Operating Officer. Between March 2002 and September 2002, Mr. Raanes was attending to personal matters. From December 1999 to March 2002, Mr. Raanes served as Vice President and General Manager of Digital Imaging for PerkinElmer Optoelectronics, a business unit of PerkinElmer, Inc., that provided a broad portfolio of imaging products including x-ray, ultraviolet, visible and infra red detectors for use in medical, military, commercial and industrial applications. From December 1998 to December 1999, Mr. Raanes was the General Manager of Amorphous Silicon, a business unit of PerkinElmer, Inc., that provided digital x-ray detectors and cameras for medical and industrial applications. From July 1992 to December 1998, Mr. Raanes held a number of positions, including President and General Manager of EG&G Reticon, a subsidiary of a predecessor to PerkinElmer. Mr. Raanes holds a B.S. and an M.S., each in Electrical Engineering, from the Massachusetts Institute of Technology in Boston, Massachusetts.

        Eric Pauwels served as our Senior Vice President, Chief Marketing Officer from January 2011 until he terminated his employment, effective September 20, 2011. From 2005 to 2010, Mr. Pauwels served as Chief Commercial Officer for Shire Human Genetic Therapies, a biopharmaceutical company that engages in the research, development, and commercialization of therapeutics for the treatment of genetic diseases caused by protein deficiencies. From 2000 to 2005, Mr. Pauwels served as Vice President Global Strategic Marketing for first the Cardiovascular Disease Practice, followed by the Men's Health Practice, of Bayer Healthcare Pharmaceuticals. From 1996 to 2000, Mr. Pauwels served in various positions at Fournier Pharma, including International Group Product Director Urology & Gynecology, General Manager—China, and Head of Global Marketing. From 1982 to 1995, Mr. Pauwels held a variety of positions at Johnson & Johnson. Mr. Pauwels holds a B.S. in Business Administration from California State Polytechnic University in Pomona, California, and is currently completing his M.B.A. at St. Joseph's University in Philadelphia, Pennsylvania.

        Darren J. Milliken has served as our Senior Vice President, General Counsel and Corporate Secretary since May 2009. Mr. Milliken first joined us as Assistant General Counsel in April 2004, and served as our Interim General Counsel from September 2008 until May 2009. From September 2003 to April 2004, Mr. Milliken served as Senior Corporate & Intellectual Property Counsel at Sanmina-SCI Corporation, a publicly held global electronics manufacturing services company that serves original equipment manufacturers in technology-related industries such as medical devices, communications and computer hardware. From May 2000 to June 2003, Mr. Milliken served in multiple positions at Voyan Technology, a privately-held company that delivers signal processing and equipment control solutions, including Senior Intellectual Property Counsel, Associate/General Counsel and Director of Human Resources. From September 1995 to May 2000, Mr. Milliken was an associate at the law firm of Blakely Sokoloff Taylor & Zafman LLP. Mr. Milliken holds a B.A. in Physics from Washington & Jefferson College in Washington, Pennsylvania and a J.D. from Santa Clara University in Santa Clara, California.

        Theresa L. Dadone joined us as Senior Vice President, Human Resources in July 2007. From May 2007 to July 2007, Ms. Dadone was attending to personal matters. From February 2003 through April 2007, Ms. Dadone served in various human resources management roles, including Vice President of Human Resources at Hewlett-Packard Company. Prior to that, from January 2001 through February 2003, Ms. Dadone served as Vice President Human Resources for Propel, Inc., a web acceleration company, and as Senior Vice President, Human Resources for Healtheon/WebMD from January 1998 to January 2001. Ms. Dadone holds a B.S. degree in Clinical Psychology from San Jose State University in San Jose, California.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Parties

        During fiscal 2011, we believe that there has not been any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $120,000 and in which any director, executive officer or holder of more than 5% of our common stock, or members of any such person's immediate family, had or will have a direct or indirect material interest. Any such transactions are required to be approved by the Audit Committee and we intend that such transactions will be on terms no less favorable to us than could be obtained from unaffiliated third parties. Our Code of Conduct and Ethics contains a written policy to the effect that any transaction of the nature described above must be approved by the Audit Committee or another independent body of the Board of Directors.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549 or at the offices of the National Association of Securities Dealers, Inc. located at 1735 K Street, N.W., Washington, D.C. 20006. Our SEC filings are also available to the public at the SEC's website at www.sec.gov and through our website at www.accuray.com.

        We will deliver promptly upon written or oral request a separate copy of the annual report to any stockholder requesting a copy. To receive a copy of our annual report, you may write, e-mail or call our Investor Relations Department at Accuray Incorporated, 1310 Chesapeake Terrace, Sunnyvale, California 94089, Attention: Thomas Rathjen, Vice President of Investor Relations, telephone: (408) 789-4458, trathjen@accuray.com.

Stockholders Sharing the Same Address

        We have adopted a procedure called "householding." Under this procedure, we are delivering only one copy of the Notice of Internet Availability of Proxy Materials and, as applicable, any additional proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from an affected stockholder.

        We will deliver promptly upon written or oral request a separate copy of the Notice of Internet Availability of Proxy Materials, Annual Report or the Proxy Statement to any stockholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of the Notice of Internet Availability of Proxy Materials, Annual Report or Proxy Statement, you may write, e-mail or call our Investor Relations Department at the contact information set forth above under "Where You Can Find Additional Information." You may also access our Notice of Internet Availability of Proxy Materials, Annual Report and Proxy Statement on our website, www.accuray.com, under the section titled "Corporate—Investor Relations" and under the subsection "SEC Filings."

        If you are a holder of record and would like to revoke your householding consent and receive a separate copy of the Annual Report or Proxy Statement in the future, please contact BNY Mellon Shareowner Services, P.O. Box 3316, South Hackensack, NJ 07606, telephone: (800) 205-7699. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

        Any stockholders of record who share the same address and currently receive multiple copies of our Notice of Internet Availability of Proxy Materials, Annual Report and Proxy Statement who wish to receive only one copy of these materials per household in the future, please contact our Investor Relations Department at the contact information listed above to participate in the householding program. Stockholders who participate in householding will continue to receive separate proxy cards.

        A number of brokerage firms have instituted householding. If you hold your shares in "street name," please contact your bank, broker or other holder of record to request information about householding.

Stockholder Proposals

        For a stockholder proposal to be considered for possible inclusion in our proxy statement for the annual meeting to be held in 2012, the proposal must be in writing and received by our Corporate Secretary at our principal executive offices no later than June 8, 2012. If, however, the date of next year's annual meeting is more than 30 days before or 30 days after the anniversary date of this year's annual meeting, the deadline for receipt by the Corporate Secretary of stockholder proposals intended to be included in our proxy statement will instead be a reasonable time before we begin to print and mail our proxy materials. Stockholder proposals must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, and any other applicable rules established by the SEC.

        For stockholder proposals that are not intended by the stockholder to be included in our proxy materials for next year's annual meeting, but that the stockholder desires to raise from the floor at the annual meeting, our Bylaws establish an advance notice procedure in order to permit such proposals to be brought before an annual meeting of stockholders. In general, notice must be received at our principal executive offices not less than 90 calendar days nor more than 120 calendar days before the one-year anniversary of the date on which we first mailed our proxy statement to stockholders in connection with the previous year's annual meeting of stockholders. Therefore, to be presented at our 2012 annual meeting of stockholders, such a proposal must be received by us on or after June 8, 2012 but no later than July 8, 2012. If, however, the date of the annual meeting is more than 30 days earlier or more than 30 days later than such anniversary date, the Corporate Secretary must receive the notice not later than the close of business on the later of 120 calendar days in advance of such annual meeting or ten calendar days following the date on which public announcement of the date of the annual meeting is first made. Our Bylaws also specify additional requirements as to the form and content of a stockholder's notice. All stockholder proposals should be addressed to:

  Corporate Secretary
  Accuray Incorporated
  1310 Chesapeake Terrace
  Sunnyvale, California 94089

Nomination of Director Candidates

        If a stockholder or stockholder group wishes to submit a nominee or nominees for director for possible inclusion in our proxy statement and proxy card relating to our 2012 annual meeting, the stockholder(s) should submit such proposal in writing, including the nominee's name and qualifications for board membership, to our Corporate Secretary at our principal executive offices. Our Bylaws require that any proposal for nomination of directors include the written consent of each nominee to serve as a member of our Board of Directors, if so elected, as well as a written statement that the director nominee intends to tender his or her irrevocable resignation upon his or her election or re-election, which resignation shall become effective only upon the nominee's failure to receive the requisite number of votes and the acceptance by the Board of such resignation.

        If a stockholder desires to nominate a candidate for director from the floor at the annual meeting, the stockholder must give timely notice to our Corporate Secretary at our principal executive offices. Under our Bylaws, the notice is timely if our Corporate Secretary receives it no earlier than June 8, 2012 (120 days prior to the anniversary of the mailing date of this year's proxy materials) and no later than July 8, 2012 (90 days prior to the anniversary of the mailing date of this year's proxy materials). If, however, the date of the annual meeting is more than 30 days earlier or more than 30 days later than the anniversary date of the prior annual meeting, notice must be received not later than the close of business on the later of 120 calendar days in advance of such annual meeting or ten calendar days following the date on which public announcement of the date of the annual meeting is first made. The notice must be in writing and must include the nominee's name and qualifications for service on the board. Our Bylaws also require that the notice include the written consent of each nominee to serve as a member of our Board of Directors, if so elected as well as a written statement that the director nominee intends to tender his or her irrevocable resignation upon his or her election or re-election, which resignation shall become effective only upon the nominee's failure to receive the requisite number of votes and the acceptance by the Board of such resignation. Stockholders are also advised to review our Bylaws, which contain additional requirements with respect to the nomination of directors by stockholders.

 OTHER MATTERS

        As of the date of this Proxy Statement, no stockholder had advised us of the intent to present any other matters, and we are not aware of any other matters to be presented, at the annual meeting. Accordingly, the only items of business that our Board of Directors intends to present at the annual meeting are set forth in this Proxy Statement.

        If any other matter or matters are properly brought before the annual meeting, the persons named as proxyholders will use their discretion to vote on the matters in accordance with their best judgment as they deem advisable.

By order of the Board of Directors,

/s/ DARREN J. MILLIKEN Darren J. Milliken Senior Vice President, General Counsel and Corporate Secretary

Sunnyvale, California
October 6, 2011

2007 Incentive Award Plan

2007 INCENTIVE AWARD PLAN

ARTICLE 1.

PURPOSE

        The purpose of the Accuray Incorporated 2007 Incentive Award Plan (the "Plan") is to promote the success and enhance the value of Accuray Incorporated by linking the personal interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

        Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

        2.1  "Award" means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Performance Share award, a Performance Stock Unit award, a Dividend Equivalents award, a Stock Payment award, a Deferred Stock award, a Restricted Stock Unit award, a Performance Bonus Award, or a Performance-Based Award granted to a Participant pursuant to the Plan.

        2.2  "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium.

        2.3  "Board" means the Board of Directors of the Company.

        2.4  "Change in Control" means and includes each of the following:

          (a)   A transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any "person" or related "group" of "persons" (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a "person" that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company's securities outstanding immediately after such acquisition; or

          (b)   During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.4(a) hereof or Section 2.4(c) hereof) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

          (c)   The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company's assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

              (i)  Which results in the Company's voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company's assets or otherwise succeeds to the business of the Company (the Company or such person, the "Successor Entity")) directly or indirectly, at least a majority of the combined voting power of the Successor Entity's outstanding voting securities immediately after the transaction, and

             (ii)  After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.4(c)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

          (d)   The Company's stockholders approve a liquidation or dissolution of the Company.

        2.5  "Code" means the Internal Revenue Code of 1986, as amended.

        2.6  "Committee" means the committee of the Board described in Article 12 hereof.

        2.7  "Company" means Accuray Incorporated, a California corporation, or any successor corporation (including, without limitation, the surviving corporation in any consolidation, merger or reincorporation effected exclusively to change the domicile of the Company).

        2.8  "Consultant" means any consultant or adviser if: (a) the consultant or adviser renders bona fide services to the Company or any Subsidiary; (b) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities; and (c) the consultant or adviser is a natural person who has contracted directly with the Company or any Subsidiary to render such services.

        2.9  "Covered Employee" means an Employee who is, or could be, a "covered employee" within the meaning of Section 162(m) of the Code.

        2.10  "Deferred Stock" means a right to receive a specified number of shares of Stock during specified time periods pursuant to Section 8.5 hereof.

        2.11  "Disability" means that the Participant qualifies to receive long-term disability payments under the Company's long-term disability insurance program, as it may be amended from time to time.

        2.12  "Dividend Equivalents" means a right granted to a Participant pursuant to Section 8.3 hereof to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

        2.13  "Effective Date" shall have the meaning set forth in Section 13.1 hereof.

        2.14  "Eligible Individual" means any person who is an Employee, a Consultant or an Independent Director, as determined by the Committee.

        2.15  "Employee" means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary.

        2.16  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        2.17  "Fair Market Value" means, as of any given date, (a) if Stock is traded on an exchange, the closing price of a share of Stock as reported in the Wall Street Journal (or such other source as the Company may deem reliable for such purposes) for such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred; or (b) if Stock is not traded on an exchange but is quoted on a quotation system, the mean between the closing representative bid and asked prices for the Stock on such date, or if no sale occurred on such date, the first date immediately prior to such date on which sales prices or bid and asked prices, as applicable, are reported by such quotation system; or (c) if Stock is not publicly traded, the fair market value established by the Committee acting in good faith.

        2.18  "Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

        2.19  "Independent Director" means a member of the Board who is not an Employee of the Company.

        2.20  "Non-Employee Director" means a member of the Board who qualifies as a "Non-Employee Director" as defined in Rule 16b-3(b)(3) under the Exchange Act, or any successor rule.

        2.21  "Non-Qualified Stock Option" means an Option that is not intended to be an Incentive Stock Option.

        2.22  "Option" means a right granted to a Participant pursuant to Article 5 hereof to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

        2.23  "Participant" means any Eligible Individual who, as a member of the Board, Consultant or Employee, has been granted an Award pursuant to the Plan.

        2.24  "Performance-Based Award" means an Award granted to selected Covered Employees pursuant to Section 8.7 hereof, but which is subject to the terms and conditions set forth in Article 9 hereof. All Performance-Based Awards are intended to qualify as Qualified Performance-Based Compensation.

        2.25  "Performance Bonus Award" has the meaning set forth in Section 8.7 hereof.

        2.26  "Performance Criteria" means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added, sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders' equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

        2.27  "Performance Goals" means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

        2.28  "Performance Period" means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to, and the payment of, a Performance-Based Award.

        2.29  "Performance Share" means a right granted to a Participant pursuant to Section 8.1 hereof, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

        2.30  "Performance Stock Unit" means a right granted to a Participant pursuant to Section 8.2 hereof, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

        2.31  "Plan" means this Accuray Incorporated 2007 Incentive Award Plan, as it may be amended from time to time.

        2.32  "Public Trading Date" means the first date upon which Stock is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.

        2.33  "Qualified Performance-Based Compensation" means any compensation that is intended to qualify as "qualified performance-based compensation" as described in Section 162(m)(4)(C) of the Code.

        2.34  "Restricted Stock" means Stock awarded to a Participant pursuant to Article 6 hereof that is subject to certain restrictions and may be subject to risk of forfeiture.

        2.35  "Restricted Stock Unit" means an Award granted pursuant to Section 8.6 hereof.

        2.36  "Securities Act" shall mean the Securities Act of 1933, as amended.

        2.37  "Stock" means the common stock of the Company, no par value per share. "Stock" shall also include (i) the common stock of the surviving corporation in any consolidation, merger or reincorporation effected exclusively to change the domicile of the Company and (ii) such other securities of the Company that may be substituted for Stock pursuant to Article 11 hereof.

        2.38  "Stock Appreciation Right" or "SAR" means a right granted pursuant to Article 7 hereof to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.

        2.39  "Stock Payment" means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Section 8.4 hereof.

        2.40  "Subsidiary" means any "subsidiary corporation" as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder or any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

        3.1    Number of Shares.

          (a)   Subject to Article 11 hereof and Section 3.1(b) hereof, the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan is 4,500,000. In addition to the foregoing, subject to Article 11 hereof, commencing on July 1, 2008 and on the first day of each fiscal year of the Company thereafter during the term of the Plan, the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan shall be increased by that number of shares of Stock equal to the least of (i) three percent (3%) of the Company's outstanding shares on such date, (ii) 1,500,000 shares, or (iii) a lesser amount determined by the Board.

          (b)   To the extent that an Award terminates, expires, or lapses for any reason, any shares of Stock subject to the Award shall again be available for the grant of an Award pursuant to the Plan. To the extent permitted by applicable law or any exchange rule, shares of Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Stock available for grant pursuant to this Plan. To the extent that a SAR is exercised for or settled in Stock, only the actual number of shares issued upon such exercise or settlement shall be counted for purposes of calculating the aggregate number of shares of Stock available for issuance under the Plan as set forth in Section 3.1(a). To the extent that a SAR is exercised for or settled in cash, no shares underlying such SAR shall be counted for purposes of calculating the aggregate number of shares of Stock available for issuance under the Plan as set forth in Section 3.1(a). The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no shares of Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

        3.2    Stock Distributed.    Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

        3.3    Limitation on Number of Shares Subject to Awards.    Notwithstanding any provision in the Plan to the contrary, and subject to Article 11 hereof, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during any calendar year shall be 500,000 and the maximum amount that may be paid in cash during any calendar year with respect to any Performance-Based Award (including, without limitation, any Performance Bonus Award) shall be $1,000,000; provided, however, that the foregoing limitations shall not apply prior to the Public Trading Date and, following the Public Trading Date, the foregoing limitations shall not apply until the earliest of: (a) the first material modification of the Plan (including any increase in the number of shares reserved for issuance under the Plan in accordance with Section 3.1 hereof); (b) the issuance of all of the shares of Stock reserved for issuance under the Plan; (c) the expiration of the Plan; (d) the first meeting of stockholders at which members of the Board are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security of the Company under Section 12 of the Exchange Act; or (e) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder.

ARTICLE 4.

ELIGIBILITY AND PARTICIPATION

        4.1    Eligibility.    Each Eligible Individual shall be eligible to be granted one or more Awards pursuant to the Plan.

        4.2    Participation.    Subject to the provisions of the Plan, the Committee may, from time to time, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to this Plan.

        4.3    Foreign Participants.    Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Eligible Individuals, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3 hereof; and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.

ARTICLE 5.

STOCK OPTIONS

        5.1    General.    The Committee is authorized to grant Options to Participants on the following terms and conditions:

          (a)    Exercise Price.    The exercise price per share of Stock subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided, that, subject to Section 5.2(c) hereof, the per share exercise price for any Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant.

          (b)    Time and Conditions of Exercise.    The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed ten years. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

          (c)    Payment.    The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation: (i) cash, (ii) shares of Stock held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences and having a fair market value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, or (iii) other property acceptable to the Committee (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company upon settlement of such sale), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, after the Public Trading Date, no Participant who is a member of the Board or an "executive officer" of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option, or continue any extension of credit with respect to the exercise price of an Option with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

          (d)    Evidence of Grant.    All Options shall be evidenced by an Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

        5.2    Incentive Stock Options.    Incentive Stock Options shall be granted only to Employees and the terms of any Incentive Stock Options granted pursuant to the Plan, in addition to the requirements of Section 5.1 hereof, must comply with the provisions of this Section 5.2.

          (a)    Expiration.    Subject to Section 5.2(c) hereof, an Incentive Stock Option shall expire and may not be exercised to any extent by anyone after the first to occur of the following events:

              (i)  Ten years from the date it is granted, unless an earlier time is set in the Award Agreement;

             (ii)  Three months after the Participant's termination of employment as an Employee other than by reason of the Participant's death or Disability; and

            (iii)  One year after the date of the Participant's termination of employment or service on account of Disability or death. Upon the Participant's Disability or death, any Incentive Stock Options exercisable at the Participant's Disability or death may be exercised by the Participant's legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant's last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.

          (b)    Dollar Limitation.    The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

          (c)    Ten Percent Owners.    An Incentive Stock Option may not be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company unless such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

          (d)    Notice of Disposition.    The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock to the Participant.

          (e)    Right to Exercise.    Except as set forth in Section 5.2(a)(iii) above, during a Participant's lifetime, an Incentive Stock Option may be exercised only by the Participant.

          (f)    Failure to Meet Requirements.    Any Option (or portion thereof) purported to be an Incentive Stock Option, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.

ARTICLE 6.

RESTRICTED STOCK AWARDS

        6.1    Grant of Restricted Stock.    The Committee is authorized to make Awards of Restricted Stock to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by an Award Agreement.

        6.2    Issuance and Restrictions.    Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

        6.3    Forfeiture.    Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that, the Committee may (a) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part in the event of terminations resulting from specified causes, and (b) provide in other cases for the lapse in whole or in part of restrictions or forfeiture conditions relating to Restricted Stock.

        6.4    Certificates for Restricted Stock.    Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 7.

STOCK APPRECIATION RIGHTS

        7.1    Grant of Stock Appreciation Rights.

          (a)   A Stock Appreciation Right may be granted to any Participant selected by the Committee. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement.

          (b)   A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount equal to the product of (i) the excess of (A) the Fair

  Market Value of the Stock on the date the Stock Appreciation Right is exercised over (B) the Fair Market Value of the Stock on the date the Stock Appreciation Right was granted and (ii) the number of shares of Stock with respect to which the Stock Appreciation Right is exercised, subject to any limitations the Committee may impose.

        7.2    Payment and Limitations on Exercise.

          (a)   Subject to Section 7.2(b) below, payment of the amounts determined under Sections 7.1(b) above shall be in cash, in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee in the Award Agreement.

          (b)   To the extent any payment under Section 7.1(b) hereof is effected in Stock, it shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.

ARTICLE 8.

OTHER TYPES OF AWARDS

        8.1    Performance Share Awards.    Any Participant selected by the Committee may be granted one or more Performance Share awards which shall be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

        8.2    Performance Stock Units.    Any Participant selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in unit equivalent of shares of Stock and/or units of value including dollar value of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

        8.3    Dividend Equivalents.

          (a)   Any Participant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on the shares of Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee.

          (b)   Dividend Equivalents granted with respect to Options or SARs that are intended to be Qualified Performance-Based Compensation shall be payable, with respect to pre-exercise periods, regardless of whether such Option or SAR is subsequently exercised.

        8.4    Stock Payments.    Any Participant selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee; provided, that unless otherwise determined by the Committee such Stock Payments shall be made in lieu of base salary, bonus, or other cash compensation otherwise payable to such Participant. The number of shares shall be determined by the Committee and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.

        8.5    Deferred Stock.    Any Participant selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Participant awarded Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Deferred Stock Award has vested and the Stock underlying the Deferred Stock Award has been issued.

        8.6    Restricted Stock Units.    The Committee is authorized to make Awards of Restricted Stock Units to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Committee shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee. On the maturity date, the Company shall, subject to Section 10.5(b) hereof, transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited.

        8.7    Performance Bonus Awards.    Any Participant selected by the Committee may be granted a cash bonus (a "Performance Bonus Award") payable upon the attainment of Performance Goals that are established by the Committee and relate to one or more of the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Any such Performance Bonus Award paid to a Covered Employee may be a Performance-Based Award and be based upon objectively determinable bonus formulas established in accordance with Article 9 hereof.

        8.8    Term.    Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock or Restricted Stock Units shall be set by the Committee in its discretion.

        8.9    Exercise or Purchase Price.    The Committee may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Stock Units, Deferred Stock, Stock Payments or Restricted Stock Units; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable state law.

        8.10    Exercise upon Termination of Employment or Service.    An Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Deferred Stock, Stock Payments and Restricted Stock Units shall only be exercisable or payable while the Participant is an Employee, Consultant or a member of the Board, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock or Restricted Stock Units may be exercised or paid subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant's retirement, death or Disability, or otherwise; provided, however, that any such provision with respect to Performance Shares or Performance Stock Units shall be subject to the requirements of Section 162(m) of the Code that apply to Qualified Performance-Based Compensation.

        8.11    Form of Payment.    Payments with respect to any Awards granted under this Article 8 shall be made in cash, in Stock or a combination of both, as determined by the Committee.

        8.12    Award Agreement.    All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by an Award Agreement.

ARTICLE 9.

PERFORMANCE-BASED AWARDS

        9.1    Purpose.    The purpose of this Article 9 is to provide the Committee the ability to qualify Awards other than Options and SARs and that are granted pursuant to Articles 6 and 8 hereof as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in Articles 6 or 8 hereof; provided, however, that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.

        9.2    Applicability.    This Article 9 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

        9.3    Procedures with Respect to Performance-Based Awards.    To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 6 or 8 hereof which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

        9.4    Payment of Performance-Based Awards.    Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the amount earned under a Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

        9.5    Additional Limitations.    Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 10.

PROVISIONS APPLICABLE TO AWARDS

        10.1    Stand-Alone and Tandem Awards.    Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

        10.2    Award Agreement.    Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant's employment or service terminates, and the Company's authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

        10.3    Limits on Transfer.    No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution. The Committee by express provision in the Award or an amendment thereto may permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant's family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant's family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a "blind trust" in connection with the Participant's termination of employment or service with the Company or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company's lawful issue of securities.

        10.4    Beneficiaries.    Notwithstanding Section 10.3 hereof, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant's spouse as his or her beneficiary with respect to more than 50% of the Participant's interest in the Award shall not be effective without the prior written consent of the Participant's spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant's will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

        10.5    Stock Certificates; Book Entry Procedures.

          (a)   Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

          (b)   Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing shares of Stock issued in connection with any Award and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

        10.6    Paperless Exercise.    In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless exercise of Awards by a Participant may be permitted through the use of such an automated system.

        10.7    Recoupment.

          (a)    Recoupment in the Event of a Restatement of Financial Results.    Notwithstanding anything to the contrary set forth in the Plan or any Award, effective July 1, 2010, in the event the Company is required to restate its financial results, the Board will review the conduct of executive officers in relation to the restatement. If the Board determines that an executive officer has engaged in misconduct, or otherwise violated the Company's Code of Conduct and Ethics for Employees, Agents and Contractors, and that such misconduct or violation contributed to such restatement, then the Board may, in its discretion, take appropriate action to remedy the misconduct or violation, including, without limitation, seeking reimbursement of any portion of any performance-based or incentive compensation paid or awarded to the employee that is greater than would have been paid or awarded if calculated based on the restated financial results, to the extent not prohibited by governing law. For this purpose, the term "executive officer" means executive offers as defined by the Securities Exchange Act of 1934, as amended. Any such action by the Board would be in addition to any other actions the Board of the Company may take under the Company's policies, as modified from time to time, or any actions imposed by law enforcement, regulators or other authorities.

          (b)    Recoupment in the Event of a Material Reduction in Publicly Disclosed Backlog.    Notwithstanding anything to the contrary set forth in the Plan or any Award, effective July 1, 2011, in the event the Company is required to make a Material Reduction of its publicly-disclosed backlog figures, the Board will review the conduct of executive officers in relation to the determination and publication of backlog figures and their subsequent Material Reduction. If the Board determines that an executive officer has engaged in knowing or reckless misconduct, or otherwise violated the Company's Code of Conduct and Ethics for Employees, Agents, and Contractors, and that such misconduct or violation led to the improper inclusion of a proposed system sale in publicly-disclosed backlog, then the Board shall, in its discretion, take appropriate action to remedy the misconduct or violation, including, without limitation, seeking reimbursement of any portion of any performance-based or incentive compensation paid or awarded to the executive officer that is greater than would have been paid or awarded if calculated based on the Materially Reduced backlog figures, to the extent not prohibited by governing law. For this purpose, the term "executive officer" means executive offers as defined by the Securities Exchange Act of 1934, as amended. "Material Reduction" shall mean a Reduction of at least 15% of the total backlog publicly reported by the Company in the preceding quarter. By "Reduction," this provision is intended to relate to system sales which are included in publicly-disclosed backlog but are then removed due to the cancellation of the transaction. Removals from backlog due to the fact that a system sale shipped and was recognized as revenue or where a system is removed from backlog due to it being in backlog longer than the time provided for by the Company's backlog criteria shall not count as a "Reduction." Any action taken by the Board pursuant to this provision would be in addition to any other actions the Board of the Company may take under the Company's policies, as modified from time to time, or any actions imposed by law enforcement, regulators or other authorities.

ARTICLE 11.

CHANGES IN CAPITAL STRUCTURE

        11.1    Adjustments.

          (a)   In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock, the Committee shall make proportionate adjustments to any or all of the following in order to reflect such change: (a) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3 hereof); (b) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (c) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

          (b)   In the event of any transaction or event described in Section 11.1(a) hereof or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Committee, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant's request, is hereby authorized to take any one or more of the following actions in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

              (i)  To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant's rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 11.1 the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant's rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

             (ii)  To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

            (iii)  To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

            (iv)  To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

             (v)  To provide that the Award cannot vest, be exercised or become payable after such event.

        11.2    Acceleration Upon a Change in Control.    Notwithstanding Section 11.1 hereof, and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company and a Participant, if a Change in Control occurs and a Participant's Awards are not converted, assumed, or replaced by a successor entity, then immediately prior to the Change in Control such Awards shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse. Upon, or in anticipation of, a Change in Control, the Committee may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine. In the event that the terms of any agreement between the Company or any Company subsidiary or affiliate and a Participant contains provisions that conflict with and are more restrictive than the provisions of this Section 11.2, this Section 11.2 shall prevail and control and the more restrictive terms of such agreement (and only such terms) shall be of no force or effect.

        11.3    No Other Rights.    Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

 ARTICLE 12.

ADMINISTRATION

        12.1    Committee.    Unless and until the Board delegates administration of the Plan to a Committee as set forth below, the Plan shall be administered by the full Board, and for such purposes the term "Committee" as used in this Plan shall be deemed to refer to the Board. The Board, at its discretion or as otherwise necessary to comply with the requirements of Section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act or to the extent required by any other applicable rule or regulation, shall delegate administration of the Plan to a Committee. The Committee shall consist solely of two or more members of the Board each of whom is an "outside director," within the meaning of Section 162(m) of the Code, a Non-Employee Director and an "independent director" under the rules of The NASDAQ Global Market (or other principal securities market on which shares of Stock are traded), provided that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.1 or otherwise provided in the charter of the Committee. Notwithstanding the foregoing: (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Independent Directors and for purposes of such Awards the term "Committee" as used in this Plan shall be deemed to refer to the Board and (b) the Committee may delegate its authority hereunder to the extent permitted by Section 12.5 hereof. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. The governance of the Committee shall be subject to the charter of the Committee as approved by the Board.

        12.2    Action by the Committee.    Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company's independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

        12.3    Authority of Committee.    Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

          (a)   Designate Participants to receive Awards;

          (b)   Determine the type or types of Awards to be granted to each Participant;

          (c)   Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

          (d)   Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any reload provision, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards;

          (e)   Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

          (f)    Prescribe the form of each Award Agreement, which need not be identical for each Participant;

          (g)   Decide all other matters that must be determined in connection with an Award;

          (h)   Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

          (i)    Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

          (j)    Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

        12.4    Decisions Binding.    The Committee's interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

        12.5    Delegation of Authority.    To the extent permitted by applicable law, the Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than (a) senior executives of the Company who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or members of the Board) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation, and the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.5 shall serve in such capacity at the pleasure of the Committee.

ARTICLE 13.

EFFECTIVE AND EXPIRATION DATE

        13.1    Effective Date.    The Plan is effective as of the date the Plan is approved by the Company's stockholders (the "Effective Date"). The Plan will be deemed to be approved by the stockholders if it receives the affirmative vote of the holders of a majority of the shares of stock of the Company in accordance with applicable law and the applicable provisions of the Company's bylaws.

        13.2    Expiration Date.    The Plan will expire on, and no Award may be granted pursuant to the Plan after, the tenth anniversary of the date the Plan is approved by the Board. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 14.

AMENDMENT, MODIFICATION, AND TERMINATION

        14.1    Amendment, Modification, and Termination.    Subject to Section 15.14 hereof, with the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval shall be required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Article 11 hereof), (ii) permits the Committee to grant Options with an exercise price that is below Fair Market Value on the date of grant, or (iii) permits the Committee to extend the exercise period for an Option beyond ten years from the date of grant. Notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Company, no Option may be amended to reduce the per share exercise price of the shares subject to such Option below the per share exercise price as of the date the Option is granted and, except as permitted by Article 11 hereof, no Option may be granted in exchange for, or in connection with, the cancellation or surrender of an Option having a higher per share exercise price.

        14.2    Awards Previously Granted.    Except with respect to amendments made pursuant to Section 15.14 hereof, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

ARTICLE 15.

GENERAL PROVISIONS

        15.1    No Rights to Awards.    No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

        15.2    No Stockholders Rights.    Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to shares of Stock covered by any Award until the Participant becomes the record owner of such shares of Stock.

        15.3    Withholding.    The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant's employment tax obligations) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months (or such other period as may be determined by the Committee) after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant's federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

        15.4    No Right to Employment or Services.    Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

        15.5    Unfunded Status of Awards.    The Plan is intended to be an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

        15.6    Indemnification.    To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company's Certificate of Incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

        15.7    Relationship to Other Benefits.    No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

        15.8    Expenses.    The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

        15.9    Titles and Headings.    The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

        15.10    Fractional Shares.    No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

        15.11    Limitations Applicable to Section 16 Persons.    Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

        15.12    Government and Other Regulations.    The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

        15.13    Governing Law.    The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of California.

        15.14    Section 409A.    To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

* * * * *

        I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Accuray Incorporated on January 15, 2007.

* * * * *

        I hereby certify that the foregoing Plan was approved by the stockholders of Accuray Incorporated on January 31, 2007.

* * * * *

        I hereby certify that Board of Directors of Accuray Incorporated amended the foregoing Plan to include Section 10.7 and such amendment was approved on August 24, 2010.

* * * * *

        I hereby certify that Board of Directors of Accuray Incorporated amended the foregoing Plan to include Section 10.7(b) and such amendment was approved on June 23, 2011.

/s/ DARREN J. MILLIKEN Corporate Secretary—Darren J. Milliken

Fulfillment 06104/08961 06098/08956 You can now access your Accuray Incorporated account online. Access your Accuray Incorporated account online via Investor ServiceDirect® (ISD). BNY Mellon Shareowner Services, the transfer agent for Accuray Incorporated, now makes it easy and convenient to get current information on your shareholder account. • View account status • View payment history for dividends • View certificate history • Make address changes • View book-entry information • Obtain a duplicate 1099 tax form Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time Investor ServiceDirect ® Available 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-800-370-1163 Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2011 Annual Report to Stockholders are available at: https://materials.proxyvote.com/004397 Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect ® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment. PROXY ACCURAY INCORPORATED PROXY FOR 2011 ANNUAL MEETING OF STOCKHOLDERS – NOVEMBER 18, 2011 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder of ACCURAY INCORPORATED, a Delaware corporation, hereby acknowledges receipt of the notice of Annual Meeting of Stockholders and Proxy Statement, each dated October 6, 2011, and hereby appoints Euan S. Thomson, Ph.D., and Derek A. Bertocci, and each of them, jointly and severally, as proxies and attorneys in fact, with full power of substitution, on behalf and in name of the undersigned, to represent the undersigned at the 2011 Annual Meeting of Stockholders of Accuray Incorporated to be held on Friday, November 18, 2011, at 9:00 a.m. (PST), at the offices of Gibson, Dunn & Crutcher LLP, located at 1881 Page Mill Road, Palo Alto, California, 94304 and at any adjournment or postponement thereof, and to vote all shares of common stock which the undersigned would be entitled to vote, if personally present, on the matters set forth on the reverse side and, in accordance with their discretion, on any other business that may come before the meeting, and revokes all proxies previously given by the undersigned with respect to the shares covered hereby. This proxy will be voted as directed, or if no contrary direction is indicated, will be voted FOR the election of all directors in Proposal One, FOR the approval of Proposals Two, Three and Five, every ONE YEAR for Proposal Four, and as said proxies deem advisable on such other matters as may properly come before the meeting. Address Change/Comments (Mark the corresponding box on the reverse side) BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 FOLD AND DETACH HERE (Continued and to be marked, dated and signed, on the other side)

Fulfillment 06104/08961 06098/08956 FOLD AND DETACH HERE YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. Internet and telephone voting are available through 11:59 PM Eastern Time the day prior to the stockholder meeting date. OR If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET http://www.proxyvoting.com/aray Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. ACCURAY INCORPORATED Mark Here for Address Change or Comments SEE REVERSE NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature Signature Date 2 years 1 year 3 years ABSTAIN Please mark your votes as indicated in this example X THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE DIRECTORS IN PROPOSAL ONE, FOR APPROVAL OF PROPOSALS TWO, THREE AND FIVE, AND EVERY ONE YEAR FOR PROPOSAL FOUR. Nominees: FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 1. ELECTION OF DIRECTORS 1.1 Louis J. Lavigne, Jr. 1.2 Dennis L. Winger 1.3 Jack Goldstein, Ph.D. 4. Advisory vote on the frequency of our say-onpay vote in the future 5. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2012 2. Approval of the performance measures available under the Accuray Incorporated 2007 Incentive Award Plan 3. Advisory vote on the compensation of our named executive officers (say-on-pay vote) MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.